Fidelity International Code of Ethics - 2003

Exhibit p(2)

Fidelity International Limited

CODE OF ETHICS

Effective January 1, 2003

FIDELITY'S COMMITMENT TO ETHICS

Our company's commitment to the highest standards of integrity and loyalty to customers and shareholders is underscored by our name - Fidelity. We are known by our decisions and actions, as a company and as individuals. The accompanying Code of Ethics enables the company and its employees to act in a way that does not conflict - or appears to conflict - with the interests of our clients.

We believe that customer interests can be protected even when employees make personal investments, exchange certain gifts or engage in certain outside activities. But there must be limits.

No written Code can anticipate all activity that would conflict (or might appear to conflict) with the interest of Fidelity or its clients. Fidelity employees are expected to understand and respect the spirit of the rules - and always to act in a way that demonstrates our commitment to our customers and to doing the right thing.

Foreword

All employees of Fidelity International Limited and its subsidiary companies ("Fidelity") are bound by this Code of Ethics which sets out the standards we expect from you in personal account trading, managing conflicts of interest, and receiving gifts and hospitality. Parts of the Code apply, not only to you as an employee, but also to close relatives, spouses, partners, and others in whose affairs you could have a beneficial interest.

As a fund management organisation we have a duty to our customers to meet the highest standards of personal behaviour. The Code is designed so that employees can conduct themselves and buy and sell stocks and shares in a way which does not conflict with the management of our clients' assets. It is important to our reputation that we avoid giving even the appearance of any conflict of interest.

In the financial services industry the major asset of any company is its reputation. The Code not only underlines Fidelity's commitment to keeping the Fidelity reputation untarnished, but also provides a framework in which employees can manage their personal affairs in a way consistent with that reputation.

A WORD ABOUT THE STRUCTURE OF THE CODE

The Code is contained in the first section of this document. All the general provisions are contained in this Code and these apply to everyone throughout Fidelity.

Fidelity International Code of Ethics - 2003

Annex 1 contains specific provisions and additional information for employees in certain locations or working on specific products. Your local Compliance Officer will tell you if any of these provisions apply to you.

General administrative provisions are explained in Annex 2. These apply to all employees.

Finally, if you have any questions contact your local Compliance Department. Contact details for your local Compliance department can be found in Appendix A.

CODE OF ETHICS 2003

This Code must be followed by all Fidelity employees wherever they work.

1. Introduction

2. Who must follow the Code

3. Which trades are subject to the Code

4. Trades which are not allowed

5. Trades which need special permission

6. Times when you are not allowed to trade

7. How to trade

8. What to do after you have traded

ANNEX 1-Country or Product Specific Supplements

This Supplement must be followed by employees and directors of the following companies or if you are requested to do so by your Compliance Department:

1. Fidelity Investments Securities Investment Trust Co. Ltd ("SITE")

2. Fidelity Investment Services, GmbH

3. Fidelity Investments Japan

4. Fidelity Investments Securities (Taiwan) Limited ("FIST")

5. Fidelity Investments Advisory Company (Korea) Limited and directors, officers and qualified investment experts of Fidelity Investments Management (Hong Kong) Limited

6. Fidelity Investissements SAS and Fidelity Gestion

7. Employees involved with the management of FMR's 1940 Act Funds

ANNEX 2 - General Administrative Procedures and Further Information

1. Inside Information

2. Receiving and Offering Gifts and Hospitality

Fidelity International Code of Ethics - 2003

3. General Responsibilities

4. Administration of the Code

5. Which forms have to be completed and when

6. Some questions and answers

1. INTRODUCTION

1.1 The purpose of the Code is to provide a framework within which you can conduct your personal affairs without coming into conflict with our duties to our customers. A lot of the Code covers your own trades in stocks and shares, but some of it also covers receiving gifts and invitations to sporting and other events.

1.2 Many of our regulators require Fidelity to have such a Code, but Fidelity has always believed in the principles set out in the Code. We look after the savings and pensions of many hundreds of thousands of people and we have a duty to safeguard these and not to use them to our personal advantage.

1.3 As a result there may be times when you, or a member of your close family, will not be allowed to buy or sell a particular share. This could be because we are trading in that share on behalf of our customers. We do not want to put that trade at risk. Neither do we want to give the impression that we are using knowledge of what we are doing for customers to make a profit or avoid a loss in our personal trading.

1.4 With regards to gifts and hospitality, Fidelity actively discourages the giving and receiving of business-related gifts and hospitality. This is to avoid potential conflicts of interest or bias in trading with outside suppliers and external relationships. Fidelity's Gifts and Gratuities Policy, which is separate from this Code and can be found at Section 2 of Annex 2, sets forth the specific policies, restrictions and procedures to be observed by employees with respect to business-related gifts and related matters.

1.5 We also recognise that there are times when it might be awkward for you to follow the Code to the letter. In exceptional circumstances we can establish special approvals that are consistent with the principles of the Code and the interests of our customers. If you have a problem you must raise it as early as possible with your local Compliance Department.

1.6 Please read the Code carefully. It is an important document that forms part of your contract of employment with Fidelity. In fact, we ask you to confirm to us each year that you have read and understood the Code. This is for your own protection as a serious breach of the Code can lead to a fine or even dismissal. In some jurisdictions breaches of parts of the Code may be a criminal offence.

Fidelity International Code of Ethics - 2003

A final word...

The Code cannot cover every situation that might come up. It is up to you to behave responsibly and for you to follow the Code. Even if you have received some permission you still must make sure that what you plan to do is allowed under the Code. This is your personal responsibility. If you are in doubt or have a question contact your local Compliance Department BEFORE you do anything. Their contact details are set out in Appendix A.

2. WHO MUST FOLLOW THE CODE

Summary Box The Code covers employees of Fidelity and close family members Each employee falls within one of four categories Check if you need to follow one of the supplements

2.1 All employees of Fidelity have to follow the Code. The Code also covers members of your immediate family, spouses and partners and others living in the same house. It will also cover trading in stocks and shares where you have a financial interest. Appendix B sets out when the Code will apply to someone other than you. This can be a complex area and if you are in any doubt as to whether a particular person is covered by the code you must ask your local Compliance Department (see Appendix A). Broadly, if something applies to you, it applies to your immediate family and partners in the same household, but you should read Appendix B carefully.

2.2 You are told when you join Fidelity which employee category you fall into. This category will also apply to people who must follow the Code because of Appendix B. Your category is important because there are some rules in the Code that only apply to particular categories of employees.

2.3 There are four categories:

Non-Access Persons

Access Persons

Investment Professionals

Senior Executives

These are described in the following section. Your category will appear on the forms that you have to fill in each quarter. The categories are based on what sort of work you do and what sort of information you have access to. So when you change jobs or the type of work you do, your category may also change.

2.3.1 Non-Access Persons

You are a Non-Access Person if:

Fidelity International Code of Ethics - 2003

You are an employee of Fidelity Technology India Private Limited ("FTI"); or

You have been specifically notified by your Compliance Officer

2.3.2 Everyone in Fidelity has to follow the Access Person rules (except where you are a Non-Access person), but some will also have to follow the rules of another category.

Access Persons are:

  All employees of any Fidelity company who are not a Non-Access person (see above)
  All directors of such companies
  All directors of a Fidelity fund (e.g. one of the UK investment trusts or Fidelity Funds)

If you are a director who has signed a separate letter you are treated as a different category. Details can be found in Appendix C.

2.3.3 Investment Professionals

You are an Investment Professional if you are:

  A portfolio manager
  A research analyst or associate
  A trader or a trading assistant
  A member of an asset allocation group
  A member of the Portfolio Management Services group

Some people may also be categorised as an Investment Professional even when they might not fall into one of the above descriptions. If this happens to you, you will be told in writing.

2.3.4 Senior Executives

You are a Senior Executive if you are:

  A board director of any Fidelity company
  A director or vice-president of such a company
  In the Fund Treasurer's department
  In the Compliance or Legal departments
  In the Internal Audit, Risk or Security Departments

Some people may also be categorised as a Senior Executive even when not falling into one of the above descriptions. If this happens to you, you will be told in writing.

Please note: All Investment Professionals and Senior Executives are also Access Persons. Some parts of the Code only apply to Investment Professionals and Senior Executives.

2.4 Supplements

If you are a director or an employee of the following companies you must read and also follow (if appropriate) the relevant supplement in Annex 1.

  Fidelity Investments Securities Investment Trust Co. Ltd ("SITE") - Supplement 1
  Fidelity Investment Services, GmbH - Supplement 2
  Fidelity Investments Japan - Supplement 3
  Fidelity Investments Securities (Taiwan) Ltd ("FIST") - Supplement 4
  Fidelity Investments Advisory Company (Korea) Limited and directors, officers and qualified investment experts of Fidelity Investments Management (Hong Kong) Limited - Supplement 5
  Fidelity Investissements SAS and Fidelity Gestion - Supplement 6

2.5 FMR's 1940 Act Funds

If you are involved with the investment management of the 1940 Act Funds run by Fidelity Management & Research Company or any other fund or account subject to US SEC registration, then Supplement 5 of Annex 1 may apply. Your local Compliance Officer will notify you if this section applies to you.

Fidelity International Code of Ethics - 2003

3. WHICH TRADES ARE SUBJECT TO THE CODE

Summary Box

  The Code regulates personal trading in Reportable Securities
  Reportable Securities includes all stocks and shares unless specifically excluded.
  Shares in unit trusts, OEICs and mutual funds are not Reportable Securities
  Simple life assurance, endowment policies and bank accounts are not Reportable Securities.

3.1 The Code only covers some of the personal trades that you may do. Any trade in a Reportable Security is covered by the Code. A purchase or a sale of an investment that is not a Reportable Security is not covered by the Code.

3.2 Reportable Securities are all shares, bonds and other securities unless they are excluded in 3.3 below.

3.3 The following are not Reportable Securities:

  Shares or units in regulated open-ended investment companies, mutual funds and unit trusts (including Fidelity products). Please note that hedge funds are not included in this definition.
  Government Securities issued by the USA, Japan and members of the European Economic Area (EEA). A list of EEA Countries can be found at Appendix D.
  Securities issued by agencies of these governments which have a remaining maturity of one year or less.
  Life assurance and endowment policies.
  Bank savings or current accounts.
  Certificates of Deposit and other money market investments such as commercial paper.
  Shares issued by companies in the Fidelity Group
  Commodities
  Futures or options on commodities

3.4 All other securities (and options and futures on such securities and securities indices) are Reportable Securities and are covered by the Code. This includes Fidelity's Investment Trusts listed in the UK for example, as well as other closed-end funds.

4. TRADES WHICH ARE NOT ALLOWED

Summary Box

  If you have inside information, trades using that inside information are not permitted.
  Neither is using knowledge of a fund's transactions.
  Investments in certain futures may not be allowed
  Selling a security short is not permitted.

4.1 Certain types of trades are not permitted under any circumstances. It is not possible to set out every type of trade that is inappropriate so the list below may be added to from time to time.

4.2 You are not allowed to do a trade (or encourage someone else to trade) if you have inside information which is relevant to the security you wish to trade. In some countries trading on inside information is a criminal offence. In all countries trading with inside information may lead to disciplinary action being taken. A summary of the insider trading law is in Appendix G.

4.3 You are not allowed to trade if you are using information about what a fund or account is doing. This is not allowed as you might profit by what effect this will have on the market.

4.4 You must not invest in hedge funds.

4.5 You must not invest in or through investment clubs and similar groups.

4.6 Any form of spread betting that is based on securities that are Reportable Securities under the Code is prohibited.

4.7 You are not allowed to ´sell short' i.e. sell securities which you do not own. This includes purchasing naked/uncovered put options or selling naked/uncovered call options.

4.8 You are not allowed to purchase put or sell call options or futures on Stock Market indices other than the following:

  FTSE 100

Fidelity International Code of Ethics - 2003

  Nikkei 225
  S&P100, 400 and 500
  Morgan Stanley Consumer Index

4.9 You must not purchase investments in a stockbroker, securities trader or broker dealer which appears on the restricted list kept by Global Compliance. This list changes, so if you want to buy shares in such a company you must first of all check with your local Compliance contact (see Appendix A).

4.10 You must not trade in any derivative of a Reportable Security which has the effect of evading the requirements of the Code.

4.11 You must not place good-until-cancelled orders. Good-until-cancelled orders may inadvertently cause you to violate the pre-clearance provisions of this Code.

4.12 Fidelity believes that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. An unusually high level of personal trading activity is discouraged and may be monitored by the Compliance Department. A pattern of excessive trading may lead to the taking of appropriate action under the Code.

4.13 You may not exercise investment discretion over accounts in which you have no beneficial interest, unless your situation falls within the limited circumstances described in Appendix H and you have obtained prior written approval from your local Compliance contact.

Note: Even if you have obtained pre-clearance to do anything listed above, that is no defence. It is your responsibility to make sure you do not do any of the above. For example, if you buy the shares of a restricted stockbroker you will have breached the Code.

Fidelity International Code of Ethics - 2003

5. TRADES WHICH NEED SPECIAL PERMISSION

Summary Box Purchase of public offerings and private placements requires approval. So does trading in certain closed-end funds

5.1. You may only execute certain types of trades if you get permission, and permission will not always be granted.

5.2 You can only buy shares or bonds in an initial public offering (IPO), privatisation or flotation of shares if you have written approval from Compliance. Sometimes a general permission will be given (for a privatisation for example). At other times you can get a special permission if you or your spouse have a priority allocation. This can be because you or your spouse are a customer or an employee of the company involved. Please refer to the note at Appendix E and Form H.

5.3 If you are an Investment Professional or Senior Executive you must get prior permission to invest in a private placement. This is to ensure that any placement is considered, first of all, for Fidelity's funds and accounts. A checklist for such trades is included in Form D. This must be completed by you and forwarded to your Director or Department Head and then to the local Compliance department (see Appendix A) before you buy.

If you are an Investment Professional or Senior Executive and you wish to participate in a private investment arrangement organised as a U.S. "look through" entity, you must obtain permission from Bermuda Compliance. A "look through" entity is a tax pass through entity such as a partnership, limited liability corporation (LLC), joint venture taxed as a partnership or a U.S. corporation taxed as an "S" corporation. The information memorandum for the investment should explain its U.S. tax status. This is to help us avoid disadvantageous tax consequences for Fidelity International Limited that could arise in certain circumstances.

5.4 If approval is granted you must report the actual purchase to Compliance within ten working days. If afterwards you are involved in managing or advising a Fidelity fund or segregated account investing in the same company you:

  Must declare your interest
  Have the holding independently reviewed by the Chief Investment Officer and Compliance.

5.5 You must obtain permission in writing before trading in Thailand International Fund as Fidelity carries out administration and accounting services for the fund.

Note: Even if you have obtained pre-clearance to do a trade which is listed above that is no defence. It is your responsibility to make sure you do not do any of the above without having got the right permission.

Fidelity International Code of Ethics - 2003

6. TIMES WHEN YOU ARE NOT ALLOWED TO TRADE

Summary Box

  No trading if you have inside information or knowledge that a fund will trade.
  Investment Professionals and Senior Executives have to wait two clear business days after a research note is issued by any Fidelity office.
  Portfolio Managers cannot trade within seven calendar days of one of their funds trading in that security.
  Investment Professionals and Senior Executives have to surrender any profits if securities are sold within sixty calendar days of their purchase.
  Portfolio Managers and Research Analysts must ensure any new information on a company goes into a research note before they trade.

6.1. You are not allowed to trade when:

  You have inside information which is relevant to the security you want to trade in (see Section 9).
  You have knowledge that a fund or account will be trading in that security (or a related security).
  You have knowledge that a fund or account has just traded in that security (or a related security).

6.2. There are other periods when certain categories of employee are not allowed to trade.

6.3. The Two Day Rule

Applies to Investment Professionals and Senior Executives

You may not trade in a security for two clear business days after a research note relating to the issuer of that security has been published. For example, a research note published at noon on Monday blocks your trading until Thursday.

6.4. The Seven Day Rule

Applies to Portfolio Managers

You may not trade a security within seven calendar days of one of your funds trading in that security. In other words, you may not trade in a security within seven days before or seven days after the fund has traded. If you are the assigned fund manager to a portfolio where trades are initiated by an asset allocation group it is still your responsibility to observe this rule in respect of trades in that portfolio. This prohibition will not apply to trades made by a portfolio manager during the seven days preceding a fund trade if the fund trade arises as a result of a standing instruction placed with a trading desk to purchase or sell securities in amounts proportional to the relative weightings of such securities in the portfolio in response to fund cash flows.

6.5. The Sixty Day Rule

Applies to Investment Professionals and Senior Executives

If you sell a security within sixty calendar days of purchasing it you will be required to surrender any profit made. Any loss you make is your own. The purpose of this rule is to discourage short-term trading. Transactions will be matched with any opposite transaction within the most recent 60 calendar days. If unforeseen circumstances mean that you will want to sell within the sixty days please contact your local Compliance department before trading if you wish to keep any profit. This paragraph does not apply to matching option or futures trades on, or exchange traded funds that track, the indices listed in paragraph 4.8 above.

6.6. The Affirmative Duty Rule

Applies to Portfolio Managers and Research Analysts

You have an affirmative duty (i.e. you must use your own initiative) to ensure that any fresh and material information that you receive on a company is included in a research note. This applies regardless of whether you are formally assigned to the company in question. You may not trade until after the research note is issued and two clear business days have passed.

Should you own a security, or should you have decided to buy a security, you also have an affirmative duty to disclose this in any research note or other investment communication about that security.

If there is any question as to whether the information is new and material you should contact your Director of Research or Chief Investment Officer who will decide if a research note should be issued.

Note: Even if you have obtained pre-clearance to do a trade that is no defence if you are in fact in breach of any of the above rules. It is your responsibility to follow the rules above.

Fidelity International Code of Ethics - 2003

7. HOW TO TRADE

Summary box Trading must be through an Approved Broker unless special permission has been granted. Pre-clearance is required for virtually all trades. Pre-clearance is good for that day only.

7.1 The general principle is that if you want to trade in a Reportable Security you must first get permission ("pre-clearance"). This is in addition to any special permission you may need under section 5. Any trading must be done through a broker that appears on our list of Approved Brokers (see Appendix F).

7.2 Approved Brokers

7.2.1. You must trade through an Approved Broker. Your local Compliance Department (see Appendix A) can provide you with the relevant paperwork or contact for setting up an account.

7.2.2 A list of Approved Brokers is at Appendix F. These brokers have been selected by Fidelity and all personal trades must be done through them unless you have prior written approval from Compliance. You must hold all Reportable Securities yourself (i.e. have them registered in your own name, or physically hold the certificates) or hold them through an Approved Broker.

7.2.3. Approved Brokers forward (to the relevant Compliance Department) reports of trades on your account and also provide monthly statements. By opening an account at an Approved Broker you agree that we can receive these documents and permit us access to all account information relating to your period of employment with Fidelity. If for some reason the Approved Broker does not provide the report we may ask you to, and you must respond promptly.

7.2.4. In exceptional circumstances you may be allowed to hold a personal trading account with a different broker. You can only do this with the prior written approval of Compliance. Approval may not always be given. If given, it will usually be subject to special conditions. Approval is subject to review and can be withdrawn if circumstances change. If you break any special conditions that we might set you will be treated as having broken the Code itself.

7.3. Pre-clearance

7.3.1. Non-Access persons are exempted from the pre-clearance requirement. However, all other employees (i.e. Access Persons, Investment Professionals and Senior Executives) are required to pre-clear all transactions in reportable securities (except those specified in 7.3.7. to 7.3.10. below).

7.3.2. Before you place an order with your broker you must have pre-cleared that order with the relevant area or via the Automated Pre-clearance tool (see Appendix A). Please note that pre-clearance lines may be recorded and records will also be retained of any on-line communication.

7.3.3. The pre-clearance department (or the Automated Pre-clearance tool) will check if there is any fund or segregated account trading. Generally, a pre-clearance request will not be approved if it is determined that the trade will have a material influence on the market for that security or will take advantage of, or hinder, trading by funds or accounts. If you get pre-clearance you will be given a pre-clearance number which you should keep for your own records.

7.3.4. Pre-clearance is only valid for the calendar day on which it is given. If for any reason your trade is not done on that day you must get a fresh pre-clearance the following day or cancel the order with your broker. An exception to this rule applies when trading in "mini kabu" (the practice, in Japan, of carrying over portions of trades to the following day for amounts below board lot size). If you are trading in Japanese securities and wish to trade in odd lots, you must contact your local Compliance department prior to trading. When contacting Compliance, you must be sure to inform the Compliance Officer that the shares being traded are mini kabu.

7.3.5. You will be asked to provide details of the trade before given pre-clearance. If the trade done by your broker differs from those details we will ask for an explanation and it could be a breach of the Code.

Note: Pre-clearance only means that there is no trading activity to stop you trading. You are still responsible for checking that you have any special permission needed and that the trade is allowed under the Code.

7.3.6. If you are repeatedly refused pre-clearance you can refer this to your local Compliance Department which may be able to give you special pre-clearance.

Fidelity International Code of Ethics - 2003

7.3.7. Trades in the following securities do not require pre-clearance but have to be reported afterwards:

  Options on the following indices:

- FTSE 100

- Nikkei 225

- S&P 100, 400 and 500

- Morgan Stanley Consumer Index

  Exchange traded funds that track the above indices
  Currency warrants

7.3.8. The following types of trades do not require pre-clearance but have to be reported afterwards:

  Gifting of securities
  Rights subscriptions
  Automatic and scrip dividend reinvestments where you have no discretion as to the transaction taking place
  Exercising of warrants
  Exercising of rights

Please note that buying and selling rights and warrants require pre-clearance prior to trading.

7.3.9. When buying a Reportable Security through a monthly savings plan or similar arrangement, permission should be obtained from the local Compliance Department when the plan is set up and after that pre-clearance will not be required for regular investments. You will still need to report such transactions and lump sum investments will still need pre-clearance. The local Compliance Department will tell you how often. Please remember that if you sell a Reportable Security you bought through a monthly savings plan, that sale will need pre-clearance in the normal way.

7.3.10. If you have someone else who manages your investments for you on a discretionary basis, you will not need pre-clearance as long as:

  there is a written agreement between you and the third party;
  you have no say in what is bought or sold; and
  Compliance has given you prior written approval.

Trades must still be reported.

Fidelity International Code of Ethics - 2003

8. WHAT TO DO AFTER YOU HAVE TRADED

Summary Box Reporting of trades is done automatically by Approved Broker It is your responsibility to report if using non-Approved Broker

8.1 If you are trading through an Approved Broker and have told them you are a Fidelity employee, Fidelity will contact your broker and make arrangements for them to forward a copy of the contract note or confirmation directly to your local Compliance Officer. However, since you have the contractual relationship with your broker, it is your responsibility to ensure that your broker is complying with these arrangements.

8.2. If you are trading, under special permission, with a non-Approved Broker, it is your responsibility to make arrangements for the broker to forward a copy of the contract note or confirmation directly to your local Compliance Officer.

8.3. If we have a question about a trade or are missing a report on a trade you have done, we may come back to you. (This is one of the reasons we recommend you keep a note of your pre-clearance number.) Please make sure you respond to any request promptly.

Annex 1

COUNTRY OR PRODUCT

SPECIFIC SUPPLEMENTS

1. Fidelity Investments Securities Investment Trust Co. Ltd ("SITE")

2. Fidelity Investment Services GmbH

3. Fidelity Investments Japan

4. Fidelity Investments Securities (Taiwan) Limited ("FIST")

5. Fidelity Investments Advisory Company (Korea) Limited and directors, officers and qualified investment experts of Fidelity Investments Management (Hong Kong) Limited

6. Fidelity Investissements SAS and Fidelity Gestion

7. Employees involved with the management of FMR's 1940 Act Funds

Fidelity International Code of Ethics - 2003

SUPPLEMENT NUMBER 1 -

Fidelity Investments Securities Investment Trust Co. Ltd ("SITE")

1. INTRODUCTION

1.1 The purpose of this supplement is to tell those caught by the Taiwan SITE rules what they have to do.

1.2 The Supplement is in addition to the Code of Ethics. If you fail to follow the rules set out in this Supplement you may be subject to disciplinary action. You must follow the Code as well as this Supplement.

1.3 The Supplement has four sets of rules. One set of rules covers trading in the shares of any fund which is managed by Fidelity Investments Securities Investment Trust Co. Ltd. The second set of rules covers trades in shares or bonds which are held by any such fund. The third concerns pre-clearance requirements for any personal trading undertaken by SITE compliance officers or SITE traders. The fourth concerns extra reporting restrictions applicable to SITE employees classified Directors, Supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team) of the SITE.

2. WHO MUST FOLLOW THE SUPPLEMENT

2.1 For trades in the shares of any fund managed by Fidelity Investments Securities Investment Trust Co. Ltd, the following people must follow this supplement:

employees of Fidelity Investments Securities Investment Trust Co. Ltd

directors and supervisors of Fidelity Investments Securities Investment Trust Co. Ltd

husbands and wives of employees, directors and supervisors

children under 20 of employees, directors and supervisors.

These rules are set out in Section 3 below.

2.2 For trades in shares or bonds which are held by any such fund, the following people must follow the supplement:

directors and supervisors of Fidelity Investments Securities Investment Trust Co. Ltd

General Manager, any branch manager, department head and fund manager (including the trading team) of Fidelity Investments Securities Investment Trust Co. Ltd

husbands and wives of directors, supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team)

brothers and sisters of directors, supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team)

parents and grandparents of directors, supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team)

children and grandchildren of directors, supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team)

These rules are set out in Section 4 below.

3. RULES WHEN TRADING IN THE SHARES OF A FUND MANAGED BY FIDELITY INVESTMENTS SECURITIES INVESTMENT TRUST CO. LTD

3.1 You may buy and sell units in the funds without needing to get any prior permission.

3.2 All purchases and sales must be reported to the SITE Compliance Officer on the attached Form TA. This must be done within two working days of your trade.

Please note a report of all such trades is provided by Fidelity Investments Securities Investment Trust Co. Ltd to the Taiwanese SITE/SICE Association every month.

3.3 The 1-Month Rules

If you buy units during the launch period you must hold them for at least one month from the date of the establishment of the fund. The date of the establishment of the fund will be after the date of your purchase.

Fidelity International Code of Ethics - 2003

If you buy units after the date of the establishment of the fund you must hold them for at least one month.

Both of these rules are subject to any longer period specified in the Fund's trust deed. SITE Compliance will inform you if longer periods apply.

Please note that there are no plans at present to establish a closed-end Fidelity SITE fund. However, if such a fund were to exist you would not be permitted to buy units in such a fund. You would however be permitted to sell any units you owned before joining. You would need to report such holdings on the Form TA within two days of joining and also report any sales on the same form.

4. RULES WHEN TRADING IN SHARES OR BONDS HELD BY THE TAIWANESE FUNDS

4.1 If you want to trade a bond or share you must pre-clear any such trade through the Taiwan SITE trading desk (extension: 8 776 1585). If you work outside Taiwan you must also obtain pre-clearance through your local pre-clearance area.

4.2 All trades must be through an Approved Broker (as set out in Section 7 of Part 1 of the Code).

4.3 Directors, Supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team) of the SITE may not buy and sell shares or bonds if any Fidelity Investments Securities Investment Trust Co. Ltd is:

(a) buying; or

(b) holding; or

(c) selling

the share or bond.

4.4 Employees other than the directors, supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team) of the SITE must follow rules set out in the Code.

5. PRE-CLEARANCE FOR SITE COMPLIANCE OFFICERS AND SITE TRADERS

5.1 If a SITE Compliance Officer wishes to trade in any reportable security, the General Manager has mandated that he or she must seek pre-clearance from the SITE trading desk (extension: 8 776 1585).

5.2 If a SITE trader wishes to trade in any reportable security he or she should seek pre-clearance from the Hong Kong Compliance Department, having first confirmed to a SITE Compliance Officer that the security in which they wish to trade is not contained within the relevant SITE fund portfolio and is not the subject of any outstanding trading instruction from any SITE fund portfolio manager.

Fidelity International Code of Ethics - 2003

6. REPORTING OBLIGATIONS OF SITE DIRECTORS, SUPERVISORS OR EMPLOYEES CLASSIFIED AS GENERAL MANAGER, ANY SITE BRANCH MANAGER, DEPARTMENT HEAD AND FUND MANAGER (INCLUDING THE TRADING TEAM)

6.1 SITE personnel classified directors, supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team) are obliged to confirm personal trading in reportable securities on a monthly basis to the SITE Compliance Officer - by the 10th of each month for the preceding month. Where no reportable trades are undertaken during any one month no such monthly report needs to be made.

6.2 Directors and Supervisors who are not Taiwanese and who do not participate in investment decision-making, know non-public trade details in advance, provide investment advices / recommendations of any Fidelity SITE funds and hold Taiwan securities (being listed TSE or OTC securities) are exempt from certain reporting requirements provided they complete a statement for submission to the SITE Compliance Officer in a prescribed format (Form TB) and the name and passport number of their spouse and children under 20 years of age (Form TB-1). The prohibition on trading outlined in section 4 above remains. If no Taiwan securities are hold no such reporting is required, but still need to have initial reporting.

6.3 Directors, Supervisors, General Manager, any SITE branch manager, department head and fund manager (including the trading team) who are Taiwanese are subject to the following rules:

(a) They must report to the SITE Compliance Officer their trades and those of their spouse and children under 20 in Taiwan securities. The format of the required report is attached as Form TC (please complete the Chinese version). Please note that this reporting requirement is additional to any reporting requirements under the Code.

(b) They must report to the SITE Compliance Officer the name and ID number of their grandparents, parents, brothers, sisters, grandchildren and children over 20 and any changes thereto - unless any of these people are not Taiwanese or do not live in Taiwan - and do not invest in Taiwan securities.

6.4 SITE personnel classified as Investment Professionals or Senior Executives under the Code are still obliged to complete Form B under the Code quarterly no matter trades undertaken or not during the quarter.

FORM TA

Fidelity Investments Securities Investment Trust Co., Ltd.

Report of Employees of Fidelity

Securities Investment Trust Company Limited and

such Employee's related Party for Trading in their own SITE'S Funds

Report Date:______________________

TO	Fidelity Investments Securities Investment Trust Company, Ltd. (the "Company")
Subject	I, an employee or Director or Supervisor, hereby report the information regarding my or my related party's trading in a fund establish by the Company. Please take note.
Name of Fund	____________ ____________ Securities Investment Trust Fund.
Type of Transaction	(_) Subscription (Purchase) (_) Redemption (Sale)
Date	________________, _________
Number of Units	___________ (NT$___________ per unit)
Total Amount	NT$_______________
Remark
Trader	(_) An Employee (_) Employee's Spouse (_) Employee's minor child Name: Uniform Number:
Reporter	Dept.: Title: Name: (Signature)
Acceptance of Registration	(Please affix the Company's registration chop) Date: ________________, _________

Fidelity International Code of Ethics - 2003

FORM TB

DECLARATION

I, as a ? director; ? supervisor; ? representative of the juristic person director Fidelity Investments Services Limited; ? representative of the juristic person supervisor Fidelity Investments Services Limited of your company, in accordance with Paragraph 2 of Article 29 of the Rules Governing Securities Investment Trust Enterprises and the ruling letter dated the 7th of May 2002 with reference number (91) Tai-Tsai-Cheng (4)-Tzu No. 106548 of the ROC Securities and Futures Commission, Ministry of Finance, hereby declare that I have not been involved in or made the investment decisions regarding any securities investment trust funds managed by your company. I further declare that I had no prior notice of any unpublished information regarding any investment transaction activity between your company and the aforementioned funds and I have not provided any investment advice. Therefore, I hereby provide this declaration, names and titles of affiliated persons of myself and nominees that hold shares on my behalf, and their identification numbers or corporate registration number if it is a juristic person, as an alternative to filing a report with your company regarding share trading on the stock exchange or the over-the-counter market as required by the aforementioned Rules and ruling letter, and I also declare that Paragraph 1 of Article 29 of the Rules Governing Securities Investment Trust Enterprises shall be complied with.

If anything in this declaration is false or concealed, I am willing to become subject to the internal discipline of your company or any punishment provided in relevant laws and regulations.

To the Addressee

Fidelity Investments Securities Investment Trust Company Limited

Declarer: (Signature or Chop)

Identification Number:

Corporate Registration Number:

Date:

Fidelity Code of Ethics - 2003

Fidelity Investments Securities Investment Trust Company Limited

Report Form for Share Investments by Responsible Persons, Department Heads, Managers of Branch Offices and Fund Managers

Entity filing the report - please tick the applicable box:

(_) Director (_) Supervisor (_) Representative of juristic person director Fidelity Investments Services Ltd.

(_) Representative of juristic person supervisor Fidelity Investments Services Ltd. (_) Manager (_) Department Head

(_) Manager of Branch Office (_) Fund Manager

Reporting Type - please tick the applicable box:

(_) When first assuming his/her duties (_) Trading in the previous month

Reporting Period: From / / / to / / / (YYYY/MM/DD)

Account Type		ID or corporate register number (3)	Name of share (4)	Date of trading (5)	Type of transaction - purchase/ sell (6)
Identity Type (1)	Name or title (2)
Self
Nominee that holds shares for self	*	*
Spouse
Nominee that holds shares for spouse	*	*
Children under the age of 20
Nominee that holds shares for children under the age of 20	*	*
Representative of self	*	*
Juristic person that that has a mutual controlling relationship with self	*	*
Enterprise of which self is the responsible person	*	*
Enterprise of which spouse is the responsible person	*	*
Grandparents	NA	NA
Parents	NA	NA
Siblings	NA	NA	(Not Required)
Children above the age of 20	NA	NA
Grandchildren	NA	NA

Account Type		Number of shares traded (7)	Value of shares traded - unit price (8)	Value of shares traded - total amount (9)	Net increase/ decrease in the number of shares of the previous month (10)	Number of shares held before the end of the previous month (11)	Note (12)
Identity Type (1)	Name or title (2)
Self
Nominee that holds shares for self	*
Spouse
Nominee that holds shares for spouse	*
Children under the age of 20
Nominee that holds shares for children under the age of 20	*
Representative of self	*
Juristic person that that has a mutual controlling relationship with self	*
Enterprise of which self is the responsible person	*
Enterprise of which spouse is the responsible person	*
Grandparents	NA
Parents	NA
Siblings	NA	(Not Required)
Children above the age of 20	NA
Grandchildren	NA

Please refer to the guidelines on filling in the Form

* Please fill in "NIL" if no trades or this blank is not applicable to you.

Signature or affixation of the chop of the person filing the report:____________________________

Fidelity Code of Ethics - 2003

FORM TB-1

Date of filing the report:

Contact Telephone Number:

Fidelity Code of Ethics - 2003

FORM TB-1

Guidelines on filling in the Form G

I. Information on self and affiliated persons shall be collectively reported by the entity filing the report with the securities investment trust enterprise he/she belongs to.

II. If the report is filed when one first assumes his/her duties, it is required to fill items (1) through (5) and (7) through (9) only; in particular, item (5) refers to the date of assuming duties, item (7) refers to the number of shares held, and item (8) refers to the average unit price.

III. Regarding the "identity type" that falls into the category of "other relatives by blood within the 2nd degree of relationship of self that are foreigners who do not reside in the territory of the ROC", item (3) refers to the controlled account number stated on the application approval letter issued by the Taiwan Stock Exchange for investment in securities in the ROC pursuant to the Regulations Governing Investment in Securities by Overseas Chinese and Foreign Nationals.

Fidelity Code of Ethics - 2003

FORM TC

Fidelity Investments Securities Investment Trust Company Limited

Report Form for Share Investments by Responsible Persons, Department Heads, Managers of Branch Offices and Fund Managers

Entity filing the report - please tick the applicable box:

(_) Director (_) Supervisor (_) Representative of juristic person director Fidelity Investments Services Ltd.

(_) Representative of juristic person supervisor Fidelity Investments Services Ltd. (_)Manager (_) Department Head

(_) Manager of Branch Office (_) Fund Manager

Reporting Type - please tick the applicable box:

(_) When first assuming his/her duties (_) Trading in the previous month

Reporting Period: From / / / to / / / (YYYY/MM/DD)

Account Type		ID or corporate register number (3)	Name of share (4)	Date of trading (5)	Type of transaction - purchase/ sell (6)
Identity Type (1)	Name or title (2)
Self
Nominee that holds shares for self	*	*
Spouse
Nominee that holds shares for spouse	*	*
Children under the age of 20
Nominee that holds shares for children under the age of 20	*	*
Representative of self	*	*
Juristic person that that has a mutual controlling relationship with self	*	*
Enterprise of which self is the responsible person	*	*
Enterprise of which spouse is the responsible person	*	*
Grandparents
Parents
Siblings			(Not Required)
Children above the age of 20
Grandchildren

Account Type		Number of shares traded (7)	Value of shares traded - unit price (8)	Value of shares traded - total amount (9)	Net increase/ decrease in the number of shares of the previous month (10)	Number of shares held before the end of the previous month (11)	Note (12)
Identity Type (1)	Name or title (2)
Self
Nominee that holds shares for self	*
Spouse
Nominee that holds shares for spouse	*
Children under the age of 20
Nominee that holds shares for children under the age of 20	*
Representative of self	*
Juristic person that that has a mutual controlling relationship with self	*
Enterprise of which self is the responsible person	*
Enterprise of which spouse is the responsible person	*
Grandparents
Parents
Siblings		(Not Required)
Children above the age of 20
Grandchildren

Please refer to the guidelines on filling in the Form

* Please fill in "NIL" if no trades or this blank is not applicable to you.

Signature or affixation of the chop of the person filing the report:____________________________

Date of filing the report:

Contact Telephone Number:

Fidelity Code of Ethics - 2003

FORM TC

Guidelines on filling in the Form G

IV. Information on self and affiliated persons shall be collectively reported by the entity filing the report with the securities investment trust enterprise he/she belongs to.

V. If the report is filed when one first assumes his/her duties, it is required to fill items (1) through (5) and (7) through (9) only; in particular, item (5) refers to the date of assuming duties, item (7) refers to the number of shares held, and item (8) refers to the average unit price.

VI. Regarding the "identity type" that falls in-to the category of "other relatives by blood within the 2nd degree of relationship of self that are foreigners who do not reside in the territory of the ROC", item (3) refers to the controlled account number stated on the application approval letter issued by the Taiwan Stock Exchange for investment in securities in the ROC pursuant to the Regulations Governing Investment in Securities by Overseas Chinese and Foreign National

Fidelity Code of Ethics - 2003

SUPPLEMENT NUMBER 2 -

Fidelity Investment Services GmbH

1. INTRODUCTION

1.1 The purpose of this supplement is to tell those caught by the rules in Germany what they have to do.

1.2 This Supplement is in addition to the Code of Ethics. If you fail to follow the rules set out in this Supplement you may be subject to disciplinary action. You must follow the Code as well as this Supplement.

2. WHO MUST FOLLOW THE SUPPLEMENT

2.1 The following people must follow this Supplement:

§ employees of Fidelity Investment Services GmbH

§ directors of Fidelity Investment Service GmbH

§ people connected to employees and directors of Fidelity Investment Services GmbH, but only when the employee or director is placing the trade on their behalf.

3. MITARBEITER LEITSÄTZE

3.1 As a result of German regulation you are required to follow the terms of a standard form Code of Conduct - the "Mitarbeiter Leitsätze".

3.2 The Code of Ethics requirements are generally complementary with the Mitarbeiter Leitsätze in respect of personal account trading and the treatment of gifts and hospitality. You are required to observe the Code of Ethics on such matters even where the Mitarbeiter Leitsätze would seem to allow you to do something different.

3.3 Please note that the Mitarbeiter Leitsätze covers some matters not in the Code of Ethics. You must follow it, but breach of those other requirements will not be regarded as a breach of the Code of Ethics. It should be noted, however, that such conduct may be subject to disciplinary action under your country's employee handbook.

Fidelity Code of Ethics - 2003

3.4 Employees' trading activities are to be considered for long-term investments only. The trading activities may only be in accordance to the economic circumstances of the employee and may only be done by using cash or existing credit facilities.

Fidelity Code of Ethics - 2003

SUPPLEMENT NUMBER 3

Fidelity Investments Japan

1. INTRODUCTION

1.1 The purpose of this supplement is to highlight the Gifts and Hospitality Policy that must be followed by all employees of Fidelity Investments Japan. This supplement provides only a part of procedures in Japan regarding Gift and Hospitality Policy in the Code of Ethics. Employees should follow the Code of Ethics for any other provisions that are not provided in this supplement.

1.2 The Supplement is in addition to the Code of Ethics. If you fail to follow the rules set out in this Supplement you may be subject to disciplinary action. You must follow the Code as well as this Supplement.

2. GIVING AND RECEIVING GIFTS

2.1 When receiving gifts, please note the following:

1. Gift Notification Form must be submitted to Compliance within 5 working days of acceptance of the gift.

2. Employees may not accept gifts that have a value in excess of JPY10,000. If a gift is received which the value is more than JPY10,000, the gift must be surrendered to Compliance as well as the form submission requirement in 1 above.

2.2 When giving gifts, please note the following

1. Gift Notification Form must be submitted to Compliance no later than 10 working days before the gift is to be given.

2. The submitted form must be signed off by Compliance.

3. Employees must attach a copy of the signed-off form to their expense report when it is submitted to Finance Department. Unless the signed-off form by Compliance is attached, Finance Department will not make any payment/reimbursement for the gift-giving expense.

4. In case the value of the gift to be given exceeds either JPY30,000 per person or in total JPY100,000 for several persons at a time, the form must be signed off by the Representative Director & President as well as Compliance.

Fidelity Code of Ethics - 2003

2.3 When receiving or giving Ochugen and Oseibo, each one need only be reported if its value exceeds JPY5,000.

Fidelity Code of Ethics - 2003

OFFERING AND RECEIVING HOSPITALITY

3.1 When receiving hospitality, please note the following:

1. Hospitality Notification Form must be submitted to Compliance within 5 working days of acceptance of the hospitality.

3.2 When offering hospitality, please note the following:

1. Hospitality Notification Form must be submitted to Compliance within 5 working days of offering of the hospitality.

2. The submitted form must be signed off by Compliance.

3. Employees must attach a copy of the signed-off form to their expense report when it is submitted to Finance Department. Unless the signed-off form by Compliance is attached, Finance Department will not make any payment/reimbursement for the hospitality-offering expense.

4. In case the value of the hospitality to be offered exceeds in total JPY100,000 at a time, the form must be signed off by the Representative Director & President as well as Compliance.

Fidelity Code of Ethics - 2003

SUPPLEMENT NUMBER 4

Fidelity Investments Securities (Taiwan) Limited ("FIST")

1. INTRODUCTION

1.1 The purpose of this supplement is to tell those caught by rules that apply to securities companies in Taiwan what they have to do.

1.2 The supplement is in addition to the Code of Ethics. If you fail to follow the rules set out in this Supplement you may be subject to disciplinary action. You must follow the Code as well as this supplement.

1.3 The Supplement only applies to transactions involving securities listed on the Taiwan Stock Exchange ("TSE") or ROC Over-The-Counter Exchange ("OTC"). Other provisions of the Code cover all other securities transactions.

2. WHO MUST FOLLOW THE SUPPLEMENT

For trades in any securities listed on the TSE or OTC the following people must follow this supplement:

  employees of Fidelity Investments Securities (Taiwan) Ltd
  directors and supervisors of Fidelity Investments Securities (Taiwan) Ltd husbands and wives of employees, directors and supervisors children under 20 of employees, directors and supervisors

3. RULES APPLICABLE TO THOSE WHO MUST FOLLOW THE SUPPLEMENT

3.1 Brokerage Account

All those persons who must follow this supplement and wish to trade in TSE or OTC securities must open a brokerage account with FIST. FIST will be regarded as Fidelity's approved broker for Taiwan securities trading. A special brokerage number will be assigned to all such accounts.

3.2 Pre-clearance Procedure

Fidelity Code of Ethics - 2003

All trades in TSE or OTC securities must be pre-cleared. Pre-clearance involves two distinct steps - in the following order:

1. Order tickets must first be signed by the department head of the person trading. In all cases sign-off must be obtained from a second individual. Please refer to the matrix below for further details.

Person wishing to trade	Sign-off required From	Back-up approval 1	Back-up approval 2
FIST employee	Own department head	FIST General Manager
FIST department head	FIST General Manager	FIST Compliance Officer
FIST General Manager	President- Asia/ Pacific	Regional Compliance Officer, HK
FIST Director/ Supervisor	President- Asia/ Pacific	Regional Compliance Officer, HK	Vice-President of FIL

2. Once the required sign off has been obtained, pre-clearance must be obtained from Compliance following the procedures as set out in Section 7 of the Code - by sending an e-mail to Asia Preclearance. The pre-clearance request must include confirmation from the sender that the required departmental head sign off (or other sign off as appropriate) has been obtained. If it does not, pre-clearance will be refused.

Please note that if no trade is undertaken on the day that a trade has been signed off by a department head and pre-cleared through Compliance, a fresh pre-clearance must be obtained if a trade is still required - i.e. including appropriate head sign off on a new order ticket.

3.3 Order Procedure

Trades that have been successfully pre-cleared must be delivered to the designated FIST staff for execution. It is expressly prohibited for any employee, director or supervisor to execute a trade that is for themselves for anyone in a situation where they have a beneficial interest. Any such incident will be regarded as a fundamental breach of the Code and sanctions may include dismissal.

3.4 Trades which are not Allowed

Please note that in addition to the general description in the Code of the types of trades that are not allowed, persons to whom the Supplement applies are expressly prohibited from:

Fidelity Code of Ethics - 2003

1. Undertaking margin trading in TSE or OTC listed securities; and

2. If they are a Manager, Supervisor or Director of FIST, from investing in any other securities business in Taiwan.

Fidelity Code of Ethics - 2003

SUPPLEMENT NUMBER 5

Fidelity Investments Advisory Company (Korea) Limited and directors, officers and qualified investment experts of Fidelity Investments Management (Hong Kong) Limited

1. INTRODUCTION

1.1 The purpose of this supplement is to tell those caught by rules that apply to Fidelity investment advisory companies in Korea or Fidelity companies with a cross border licence for Korea, what they have to do.

1.2 The supplement is in addition to the Code of Ethics. If you fail to follow the rules set out in this Supplement you may be subject to disciplinary action. You must follow the Code as well as this supplement.

1.3 The Supplement only applies to transactions involving securities listed on the Korean Stock Exchange ("KSE") or KOSDAQ Exchange ("KOSDAQ"). Other provisions of the Code cover all other securities transactions.

2. WHO MUST FOLLOW THE SUPPLEMENT

For trades in any securities listed on the KSE or KOSDAQ the following people ("Relevant persons") must follow this supplement:

  directors, officers and employees of Fidelity Investments Advisory Company (Korea) Limited
  directors, officers and those registered as qualified investment experts in Korea of Fidelity Investments Management (Hong Kong) Limited
  other people with whom a relevant person will be deemed to have a beneficial interest under the Code (for example the spouse of a Relevant Person)

3. RULES APPLICABLE TO THOSE WHO MUST FOLLOW THE SUPPLEMENT

3.1 Prohibition on trading KSE / KOSDAQ securities

Transactions in KSE or KOSDAQ listed securities are prohibited, except as stated in section 3.2 below.

Fidelity Code of Ethics - 2003

3.2 Exceptions to Prohibition on trading KSE / KOSDAQ securities

Under Article 35 of the Enforcement Decree there are a number of exceptions that permit transactions in KSE or KOSDAQ listed securities. Some of these exceptions are quite detailed. If you have any doubts or questions about your situation, please ask your Compliance contact. The exceptions are:

a) acquisition of listed securities or securities issued by a corporation registered with the KSE or KOSDAQ through succession, donation (including bequeath), exercise of mortgage right, or receipt of payment in substitute, and disposal of such securities so acquired.

b) Disposal of KSE or KOSDAQ securities acquired by a Relevant Person before they were employed by such companies.

c) Disposal of KSE or KOSDAQ stock, convertible bonds, which can be exchanged into the stock of the issuer, of a corporation acquired before the corporation concerned became a stock listed company or a corporation registered with KSE or KOSDAQ except for the disposal within one year from the acquisition by methods other than a public offer or sale.

d) Acquisition of stocks publicly offered or sold on the KSE or KOSDAQ, or disposal of such stocks.

e) Sale and purchase of KSE or KOSDAQ listed securities, upon obtaining the approval of the FSC after reporting to the FSC in accordance with the standards determined by the FSC.

f) Where a member of the Employee Stock Ownership Association acquires KSE or KOSDAQ stocks through the Employee Stock Ownership Association or disposes of stocks so acquired (Note: No such Employee Stock Ownership Association currently exists for Relevant Persons).

g) Acquisition of KSE or KOSDAQ stocks by exercising stock options, or disposal of stocks so acquired

h) Acquisition of KSE or KOSDAQ listed stocks by exercising the preemptive rights to the stocks acquired in accordance with item a) through g) above or disposal of the stocks so acquired.

i) Cancellation of contracts for futures transactions of securities - linked index or option contracts of securities before coming a Relevant Person.

Fidelity Code of Ethics - 2003

Remember, under the Code you must obtain pre-clearance before taking advantage of any of the above exceptions.

3.3 Other trades which are allowed

Sale and purchase of securities issued by a corporation neither listed nor registered with the KSE or KOSDAQ market are allowed.

Sale and purchase of securities, pertaining to securities or instruments issued by foreign corporations, or beneficial certificates are allowed.

In both cases, trading must take place in accordance with the Code of Ethics.

Fidelity Code of Ethics - 2003

SUPPLEMENT NUMBER 6

Fidelity Investissements SAS and Fidelity Gestion

1. INTRODUCTION

1.1 This supplement is in addition to the Code of Ethics. It is only applicable for France.

1.2 Failure to follow the rules set out in this Supplement may result in disciplinary actions provided by the Company's Internal Rule and sanctions provided by French Laws and Regulations.

2. WHO MUST FOLLOW THE SUPPLEMENT

2.1 The following people must follow this Supplement:

employees of Fidelity Investissements SAS

directors of Fidelity Investissements SAS

employees of Fidelity Gestion

directors of Fidelity Gestion

people connected to employees and directors of Fidelity Investissements SAS or Fidelity Gestion, but only when the employee or director is placing the trade on their behalf.

These employees must follow the Code as well as this supplement.

3. RULES APPLICABLE TO THOSE WHO MUST FOLLOW THE SUPPLEMENT

3.1 Employees of Fidelity Investissements SAS or Fidelity Gestion must comply with French Laws and Regulations and with the Company's Internal Rule. Specific sanctions are provided by the Company's Internal Rule for non-compliance with its content.

More specifically, employees of Fidelity Investissements SAS or Fidelity Gestion are submitted to article L 533-4 and L 465-1 of the Monetary and Financial Code, to the COB Regulation 90-08 concerning the use of privileged information and the COB Regulation 96-03 Code of Good Conduct and the Code of Ethics of fund management activity and segregated mandate issued by the AFG ASFFI.

Fidelity Code of Ethics - 2003

3.2 The Code of Ethics requirements are generally complementary with the rules mentioned above.

3.3 Please note that the French Rule covers some matters not in the Code of Ethics. You must follow them to be in compliance with French Laws and Regulations but breach of these other requirements will not be regarded as a breach of the Code of Ethics. It should be noted, however, that such conduct may be subject to disciplinary action under your country's employee handbook.

Fidelity Code of Ethics - 2003

SUPPLEMENT NUMBER 7

Employees involved with the management of FMR's 1940 Act Funds and other funds and accounts subject to US SEC registration.

1. INTRODUCTION

1.1 The following provisions apply to individuals who are involved with the investment management of certain funds and accounts for which one of FMR Corp.'s subsidiaries has delegated all or some part of the investment management task to us. As a result, certain SEC regulations will apply in addition to the main provisions of the Code. Your local Compliance Officer will tell you whether these additional provisions apply to you.

2. WHO MUST FOLLOW THE CODE?

2.1 In addition to the categories of individuals listed at paragraph 2.1 of the Code, the Code and this Supplement will also apply to individuals for whom you are financially responsible under a legal obligation. This would include wards of court and anyone who you are legally obliged to support financially.

2.2 Unless you have prior approval from your Compliance Officer, you must not make any investment decisions for accounts in which you have no beneficial interest, unless these are accounts that you manage on behalf of Fidelity.

3. WHICH TRADES ARE SUBJECT TO THE CODE?

3.1 Paragraph 3.2 of the Code of Ethics provides a definition of Reportable Securities. Please note that the definition of Reportable Securities for the purposes of individuals affected by this Supplement shall include any derivatives on Reportable Securities.

3.2 Paragraph 3.3 of the Code of Ethics provides a list of items that are not considered to be Reportable Securities, which includes "Shares or units in regulated open-ended investment companies, mutual funds and unit trusts (including Fidelity products)." Please note that hedge funds are not included in this definition.

3.3 Mutual Funds, for the purposes of this supplement mean only US mutual funds registered under the Investment Company Act of 1940, whether offered by Fidelity or by another product provider. These are not Reportable Securities for the purposes of this supplement. All other open-end fund products are Reportable Securities. Similarly, for the purposes of this supplement all Government securities other than US Government securities are regarded as Reportable Securities.

Fidelity Code of Ethics - 2003

3.4 Any transactions by you in Reportable Securities are subject to the provisions of the Code with the following exceptions in respect of non-US mutual fund and non-US Government securities trades:

Section 5 - Trades which need special permission - does not apply

Section 6 - Times when you are not allowed to trade - paragraphs 6.1 and 6.6 apply, but the rest of this section does not

Section 7 - How to Trade - does not apply

Section 8 - What to do after you have traded - does not apply (although please refer to the paragraph 4 reporting below).

3.5 If you have any doubt whatsoever as to whether or not a transaction you are about to commit involves reportable securities, you should contact your local Compliance Officer immediately.

4. REPORTING

4.1 When returning your Quarterly Trade Verification you must include on that form all non-US mutual fund (except as noted in 4.3 below) and non-US Government securities transactions. In addition, US regulations require that for any bonds, you also provide details of the interest rate and maturity date of any purchases. Your local Compliance Officer will prompt you for such information.

4.2 In addition to the reporting obligations the Code places upon you, an Annual Holdings Report must be completed showing your total holdings of Reportable Securities (which will include non-US mutual funds and non-US Government securities). A form for supplying this information will be forwarded to you by your local Compliance Officer at the relevant time each year.

4.3 Where your transaction in a non-US mutual fund is:

  in a Fidelity open-ended fund (e.g. Fidelity Funds, the OEICs or the Japanese domestic investment trusts); or

Fidelity Code of Ethics - 2003

  in any open-ended fund transacted through FundsNetworktm; or
  in an open-ended fund regulated by a European Union, Hong Kong, Japanese, Australian or equivalent regulator

There is no need to include details of these transactions or holdings on either your Quarterly Trade Verification or your Annual Holdings Report.

Fidelity Code of Ethics - 2003

Annex 2

GENERAL ADMINISTRATIVE PROCEDURES

1. Inside Information

2. Receiving and offering gifts and hospitality

3. General Responsibilities

4. Administration of the Code

5. Which forms have to be completed and when

6. Some questions and answers

Fidelity Code of Ethics - 2003

1. INSIDE INFORMATION

Summary Box Never buy or sell on the basis of inside information Follow the procedure if you do get hold of inside information Trading or tipping someone off is a dismissable offence.

1.1 Inside Information

Generally, this is information which is not publicly known and which, if it were, could affect the price of a security to a material extent. Knowing of a take-over or the resignation of a Chief Executive in advance would be just two examples of inside information.

1.2. Penalties

In most of the countries in which Fidelity operates, trading on the basis of inside information is an offence. In some countries it is a criminal offence with unlimited fines and imprisonment for those who are convicted. It is also against the rules of the regulators of our business and can lead to you being barred for life from the financial services industry. We have therefore designed certain procedures which are there for your and our protection.

You must not trade either for your own account, for any account in which you have a beneficial interest, or for a Fidelity fund or account if you have (or think you may have) inside information (from any source in any way). You must also not tell or encourage someone else to trade.

A summary of the law and procedure is in Appendix G.

1.3. Process

1.3.1. You should avoid receiving inside information if it is likely in any way to affect your ability to carry out your job properly.

1.3.2. As soon as you do receive inside information (or think that you may have) you must call the local Compliance contact (list in Appendix A). You must also fill in the relevant Inside Information Notification Form (Form E) straightaway and send it to the Compliance contact.

Fidelity Code of Ethics - 2003

1.3.3. You must not tell any other Fidelity employee unless you have Compliance approval. Compliance may also require that the Chief Investment Officer or Director of Research approve telling someone else.

1.3.4. For as long as you have inside information you must not trade or encourage someone else to trade in any security that would be affected by the information. This means that research analysts cannot issue research notes or traders trade in the security if they have inside information. If a trader receives inside information it could mean that the whole of Fidelity might not be able to trade in that security.

1.3.5. As soon as you become aware that the information has been made public you must advise the local Compliance department. You will then be advised if and when you can trade in the security.

Note: Trading on inside information or even encouraging someone that they trade is an offence punishable under the Code by dismissal. It may also be a criminal offence.

Fidelity Code of Ethics - 2003

2. RECEIVING AND OFFERING GIFTS AND HOSPITALITY

Summary Box

  Nothing should be conditional on receiving a gift or hospitality.
  If the donor is not present at a hospitality event it is treated as a gift.
  Annual gift limit per giver is US$100.
  Cash or cash equivalent gifts are not permitted.
  Free transport or accommodation cannot be accepted.
  All gifts of more than nominal value (e.g. small promotional items) and hospitality (other than normal business meals) must be declared on the right form.
  Any major gift-giving proposal or hospitality by Fidelity must be approved in advance by Compliance.

2.1. We actively discourage the giving and receiving of business-related gifts and hospitality. This is to avoid potential conflicts of interest or bias in trading with outside suppliers and external relationships. We believe that you should behave with complete propriety and also be seen to do so.

2.2. It must not be a condition of any business or trade that you give or receive a gift or hospitality.

2.3. You cannot accept cash or cash equivalent gifts (e.g. such as tokens or coupons for use in shops or restaurants).

2.4. Gifts of a nominal value (e.g. a promotional pen or diary) do not need to be reported. Similarly hosting or attending normal business meals does not need to be reported, although we do expect you to exercise common sense in the frequency and type of hospitality you are involved in. The policy on hospitality is directed primarily at cultural and sporting events.

2.5. You may accept a gift that relates to your job at Fidelity provided:

  The gifts from a single source do not exceed US$100 or equivalent in any one calendar year. If the regulatory limit in the country where you are based is less than US$100 or equivalent, the lower limit applies for reporting gifts.
  You complete a Gifts Notification Form (Form F) and send that to your local Compliance Department within five working days of receipt.

Fidelity Code of Ethics - 2003

2.6. You may accept hospitality that relates to your job at Fidelity provided:

  The giver of hospitality is present at the event (if not, the face value of the tickets must be treated as a gift).
  You (or Fidelity if agreed with your line manager) pay for any related transportation and accommodation costs.
  You complete a Hospitality Notification Form (Form G) and send it to your local Compliance Department within five working days of acceptance.

2.7. Should the gift (or total gifts) from a single source by itself exceed $100 you must:

  Try and return the gift (unless it would cause offence).
  Complete a Gifts Notification Form and surrender the gift to Compliance which will determine how best to deal with it (e.g. by raffling it).

2.8. Hospitality should not be excessive, and it will avoid embarrassment later if you refer any particularly generous offers to your local Compliance department before accepting an invitation.

2.9. The resale or giving of tickets to someone else as a gift is strictly forbidden.

2.10. If you have any questions as to the value of a gift or hospitality you can seek guidance from the local Compliance Department.

2.11. As with gifts, the provision of hospitality or giving of gifts can in some countries be seen as an inappropriate inducement. Any significant gift programme, hospitality arrangements or similar expenditure to be undertaken by Fidelity should therefore be approved in advance by the local Compliance department.

Fidelity Code of Ethics - 2003

3. GENERAL RESPONSIBILITIES

3.1. Outside Activities

We do not believe that you should be involved in activities outside Fidelity which could conflict with your job - either because of the nature of that activity or because of the amount of your time that it involves. This does not extend to normal hobbies and pastimes but will cover (for example):

  Involvement in an outside business activity, especially one that has a business relationship with Fidelity.
  Accepting or holding a position in a company, partnership or committee membership.
  Any activity which involves you receiving payment (such as a part-time job or consultancies).

If you do have such an outside activity you must complete Form C and send it to your local Compliance Department. You cannot do any such activity until it is approved by Compliance, and Compliance may wish to discuss the matter with your line manager before granting approval.

3.2. External Directorships

If you are an Investment Professional or Senior Executive you must get separate formal written approval from your local Compliance Department before accepting a directorship of a non-Fidelity company. Approval will be granted only if such a directorship would be in the interests of Fidelity clients. If you wish to accept a directorship you must complete Form C and forward it to your manager for review and signature. Once signed, please forward the form to your Compliance contact.

3.3 Conflicts of Interest

You must at all times try to avoid situations where your personal affairs could conflict with the interests of Fidelity or its clients. It is not possible to list all the situations which could give rise to a conflict but an example would be using the fact that someone has a business relationship with Fidelity (e.g. as a supplier of services) to obtain an unfair advantage, such as free or discounted services, unless these are part of an official discount arrangement.

Fidelity Code of Ethics - 2003

4. ADMINISTRATION OF THE CODE

4.1. To be effective the Code must be monitored and enforced diligently. This is a requirement of our regulators around the world and helps ensure fair treatment of all.

4.2. Review

The Compliance department will regularly review all transactions under the Code. We are looking for any breaches of either the spirit or the letter of the Code, and to ensure that the Code is working properly.

4.3. Penalties

In addition to any external sanctions (for example by a regulator) we reserve the right to punish breaches of the Code. Set out below are the main (but not all) penalties that we can apply.

(1) Caution

(2) Warning

(3) Surrender of trading profits

(4) Fines

(5) Suspension of trading privileges

(6) Dismissal

(7) Referral to external authorities

4.4. Enforcement and Due Process

Any penalty will follow investigation by Compliance and usually a meeting with you where you can put your side of the story. We will then advise you of the penalty which we intend to apply. You can, within thirty days of being advised, make a written submission as to why the penalty is inappropriate. Compliance will review, or arrange for an independent member of senior management to review the case. Following that review you will be told if the penalty will stay, be changed or be withdrawn. Where necessary, any disciplinary action will take place within the context of the relevant country's employee handbook.

Should you so wish you may be represented by a work colleague of your choosing.

Fidelity Code of Ethics - 2003

Please note that Fidelity reserves the right to decide whether the Code applies to a specific situation and how it should be interpreted.

Fidelity Code of Ethics - 2003

4.5. Special Approval

In certain circumstances Compliance can grant special approval for you to do a trade that would otherwise be prohibited by the Code - for example, to permit the use of a non-Approved broker. A list of circumstances in which special approvals can be obtained for exceptions to the Code appears in Appendix H.

You should discuss any special approval request first with your local Compliance contact, but any formal application must be made using Form I. Any such special requests will be subject to conditions and will be reviewed at least once a year and can be withdrawn at any time.

Even if you fall within a circumstance described in Appendix H, approval will be denied if the particular facts of the case are inconsistent with the general principles of the Code, the interest our customers or otherwise deemed to be a conflict of interest.

Despite efforts to list within this Code every permissible exception to each rule, Fidelity recognises that a unique set of facts may warrant consideration for an exemption if the facts are consistent with the general principles of the Code, the interests of our customers, and lack any real or apparent conflict of interest. In such cases that are not covered by the circumstances listed in Appendix H, upon written request to your local Compliance contact, Compliance will consult with the Ethics Committee, consisting of representatives from senior management, in considering such requests. Compliance will maintain a record of any such approvals.

If you have had a special approval request turned down or withdrawn you can, within thirty days, lodge a written appeal. Compliance will then review or, arrange for an independent member of senior management to review the case. Following that review you will be told if the special approval is granted or not.

4.6. Board Reporting

Every year the board of Fidelity International Limited receives a report on the Code. This review will be in addition to regular reviews and discussions with Senior Management. The report will include a summary of any significant breaches of the Code and the penalties which have been set.

Fidelity Code of Ethics - 2003

5. WHICH FORMS HAVE TO BE COMPLETED AND WHEN

All these forms can be found in Appendix H

Failure to return a form within the required time limit will lead automatically to suspension of trading privileges until such time as the form is received. Further sanctions may also be imposed.

5.1 Form A - Annual Code of Ethics Acknowledgement

  Must be signed by all employees
  Issued 1 January
  To be returned by 28 January
  New employees to return within seven days of joining

5.2 Form B - Quarterly Trade Verification

  Must be completed by Investment Professionals, Senior Executives and other employees specifically notified by Compliance
  Issued 1 January; 1 April; 1 July; 1 October
  To be returned within ten days of the end of the prior quarter
  Nil returns are required

5.3 Form C - Outside Activity Disclosure

Must be completed by any employee wishing to undertake outside activities (including directorships)

  Approval required before taking up the activity
  New employees to return within seven days of joining

5.4 Form D - Private Placement Approval Request

  Must be completed by any Investment Professional or Senior Executive wishing to invest in a private placement.
  Approval required before any commitment to invest is made

5.5 Form E - Inside Information Notification

Fidelity Code of Ethics - 2003

  Must be completed by any employee receiving inside information
  To be completed and filed as soon as possible

5.6 Form F - Gift Notification Form

  Must be completed by any employee receiving a gift of more than nominal value.
  To be filed within five days of receipt of the gift

Fidelity Code of Ethics - 2003

5.7 Form G - Hospitality Notification Form

  Must be completed by any employee receiving hospitality other than a normal business meal.
  To be filed within five days of acceptance of the hospitality.

5.8 Form H - IPO Permission to Invest: Manager's Statement

  Must be completed by the Manager of any employee seeking to invest in an IPO prior to subscribing.
  To be filed and waiver received prior to subscription.

5.9 Form I - Special Approval Request Form

Must be completed by any employee wishing to apply for special approval under Annex 2, section 4.5 of the Code of Ethics.

Must be completed and forwarded to your local Compliance department as soon as possible

Fidelity Code of Ethics - 2003

6. SOME QUESTIONS AND ANSWERS

Q:	Can I keep shares in my own name, or do they have to be transferred to a brokerage account?
A:	You can keep the share certificates at home. However, you will have to use an approved broker if you want to sell them.
Q:	What do I do if my partner receives shares as part of his/her remuneration?
A:

You will need to seek special approval to not pre-clear because you don't know when you'll receive them. You may also need special approval to trade as such schemes often only allow you to trade via a designated broker.

Q:	When can I trade through an outside broker?
A:	Each request to trade through a broker which is not on Fidelity's approved list must be sent to Compliance in writing using Form I. We will review the request and may grant special approval.
Q:	My partner works for a regulated company and has to comply with their own Code of Ethics. What do I do?
A:	We will ask you for permission to contact the Compliance Department of your partner's employers and review with them the extent to which your partner can comply with Fidelity's Code of Ethics.
Q:	What do you do about privatisations, initial public offerings/ flotations, and demutualisations?
A:

You are not normally allowed to apply for these shares. We may grant blanket special approvals, depending on the terms and circumstances of the issue, which will be published via the e-mail system. You shouldn't do anything until we let you know what to do in writing.

The most important thing to remember is that if you are unsure - ASK

Fidelity Code of Ethics - 2003

APPENDICES

A. Compliance Department Contact Details

B. When the Code applies to someone other than you

C. Special rules for Director of Fidelity Funds

D. List of European Economic Area countries

E. Condition for issuing special approvals for investment in IPOs

F. Approved Brokers

G. Statement of Inside Information Policy

H. Circumstances in which Special Approvals can be Obtained for Exceptions to the Code

I. The Forms:

A. Annual Code of Ethics Acknowledgement

B. Quarterly Trade Verification

C. Outside Activities Disclosure

D. Private Placement Approval Request

E. Inside Information Notification

F. Gift Notification

G. Hospitality Notification

H. IPO Permission to Invest: Manager's Statement

I. Special Approval Request Form

Fidelity Code of Ethics - 2003

APPENDIX A

COMPLIANCE DEPARTMENT CONTACT AND PRE-CLEARANCE AREA DETAILS

General Queries and Problems

UK / India	Continental Europe	Hong Kong / Australia / Korea / Taiwan	Japan	Bermuda
e-mail "UK - Code of Ethics" OR contact relevant compliance business partners (applicable to UK employees only)	Germany: Martin Peter 8 747 535 France: Veronique Jouve 8 744 3531 Rest: e-mail "UK - Code of Ethics" OR contact relevant compliance business partners	Doris Hung 8 777 2812 Patricia Tin 8 777 2816 Yumin Wu (Taiwan SICE) 8 776 4354 Vivien Tseng (Taiwan SITE) 8 776 1541 Jenny Lee (Taiwan FIST) 8 776 4358	Masako Suzuki (FIJ) 8 775 6894 Yoko Konno (FBSJ) 8 775 5118	Jennifer Rand 8 765 7351

Pre-clearance

UK / Continental Europe	Hong Kong / Australia / Korea / Taiwan	Japan	Bermuda

Online Pre-clearance:

http://www.thesource.uk.fid-intl.com/filpreclear/

Investment Compliance Hotline:

8 727 4600 or e-mail "UK - Code of Ethics"

(for US and Canadian stocks 5pm - 9pm:

001 441 297 7285)

e-mail "Asia Preclearance" for Hong Kong/ Australia/ Korea/ Taiwan SICE/ Taiwan FIST*

*FIST employees must follow Supplement 5 before e-mailing "Asia Preclearance"

e-mail Lucy Chen FOR Taiwan SITE before e-mailing "Asia Preclearance"

		e-mail "Japan Preclearance" (for inquiry: 8-775-6332)	Online Pre-clearance: http://www.thesource.uk.fid-intl.com/filpreclear/ Bermuda Pre-clearance: 8 765 7285 (441 297 7285) or e-mail "US Preclearance"

Fidelity Code of Ethics - 2003

Inside Information

UK / Continental Europe / India	Hong Kong / Australia / Korea / Taiwan	Japan	Bermuda
Helen Regan 8 727 4574 Ian Jones 8 727 4509	Patricia Tin 8 777 2816 Doris Hung 8 777 2812 Samantha Miller 8 777 2862	Yoshito Hirata (FIJ) 8 775 6940 Kenji Nishiyama (FIJ) 8 775 9489 Philip Huxley (FIJ) 8 775 9485 Seigo Chikui (FBSJ) 8 775 5117	Jennifer Rand 8 765 7351

Fidelity Code of Ethics - 2003

APPENDIX B

WHEN THE CODE APPLIES TO SOMEONE OTHER THAN YOU ("BENEFICIAL INTEREST")

This is a difficult and sensitive area of the Code. Fidelity is concerned not only that you observe the requirements of the Code, but that those in whose affairs you might have a beneficial interest also observe them. It means that the financial affairs of your close family or partner in the same household can be subject to the Code. It also means that the Code applies to assets over which you have control or influence - for example advising your partner on what investments to buy or sell.

Fidelity will extend its requirements only as far as it believes is necessary to protect the interests of its customers. If you have any doubts as to whether another person is caught by the Code, talk to your local Compliance Department.

The following will usually be regarded as securities in which you have a beneficial interest:

Securities held by members of your immediate family.

Immediate family includes: husband, wife, brother, sister,

children, parents,

grandchildren and grandparents

immediate in-laws

common law family

Note: if a family member does not discuss his or her investment affairs with you and you have no financial interest in those investments, that person may not be covered by the Code. You can apply to your local Compliance Department for guidance and, if necessary, special approval.

Securities held by a Company:

  If you own shares in a family company (or indeed any other company); and
  you are a controlling shareholder; or
  you have input to the management of its investment portfolio;
  THEN that company's trading is covered by the Code.

Fidelity Code of Ethics - 2003

Securities held in a trust:

(A) If you are a beneficiary

Trading by the trust is covered by the Code only if you have a say in how the securities are invested.

(B) If you are a Trustee

Trading by the trust is covered by the Code only if any one of the beneficiaries is a member of your immediate family.

(C) If you are the Settlor (and not a Trustee)

Trading by the Trust is covered by the Code only if you can revoke the trust unilaterally or if you are involved in deciding how the securities are invested.

If someone other than you is caught by the Code, then he or she must comply with the following:

  they will have the same category as you (e.g. Access, Investment Professional etc) - see 2.4
  the Code covers any trade as if it was yours (see Section 3)
  the trades you are not allowed to do (Section 4), they are not allowed to do trades for which you need special permission (Section 5), they need special permission if you are not allowed to trade at a particular time (Section 6), neither are they they must also trade only through an Approved Broker - see 7.2 they must get pre-clearance (or ask you to get pre-clearance) unless you are a Non-Access Person who does not need to pre-clear - see 7.3 they have the same reporting obligations as you have - (Section 8)
  they should not trade when they have inside information (Section 9).
  they must follow any applicable supplement (Part 2).

They are not covered by the Gifts and Hospitality rules (Section 10), or the rules on Outside Activities and Directorships (Section 11) unless they are themselves Fidelity employees.

Fidelity Code of Ethics - 2003

EXAMPLES OF BENEFICIAL INTEREST

Example A

Peter and Mary are married. Although Mary has an independent source of income and keeps her money separate from that of her husband, Peter contributes to the maintenance of the family home. They have the same financial adviser. Since Peter and Mary's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

Example B

Jack and Jill are separated and have filed for divorce. Neither party contributes to the support of the other. Jack has no control over the financial affairs of his wife. Neither Jack nor Jill is a beneficial owner of the other's securities.

Example C

Phil's adult son Zach lives in Phil's home. Zach is self-supporting and contributes to household expenses. Phil is a beneficial owner of Zach's securities.

Example D

David's mother Amelia lives alone and is financially independent. David has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. David is also a significant heir of Amelia's estate. David is a beneficial owner of Amelia's securities.

Example E

Chris has lived together with Pat for three years. They are not married. Chris and Pat share the household expenses but they maintain separate bank accounts. Pat owns a car, and both Pat and Chris use the car. Pat also has a brokerage account and holds securities and trades through this account.

With common law relationships it is not always simple to determine whether one person has a beneficial interest in the other's assets. In this case it is likely that Chris does have a beneficial interest in Pat's brokerage account. The situation would be clearer, if Chris owned the house, and both Chris and Pat contributed to mortgage loan repayments. In this case there would almost certainly be a relationship of beneficial interest between Chris and Pat. If Chris and Pat are renting the house, and both are paying a portion of the rent, this is also a strong indication of a beneficial interest. However, if Chris and Pat are simply sharing a flat, even though they may be sharing the cost of running the house, they will probably not be regarded as having a beneficial interest in each other's assets.

Fidelity Code of Ethics - 2003

If you are in any doubt about your own situation you should refer the facts to your local Compliance Department (see Appendix A).

Fidelity Code of Ethics - 2003

APPENDIX C

SPECIAL RULES FOR DIRECTORS OF FIDELITY FUNDS AND INVESTMENT ADVISORS

Date:

Fidelity International Limited

Pembroke Hall

42 Crow Lane

P.O. Box HM 670

Hamilton HM CX

Bermuda

Attention: The Compliance Officer

Dear Sir,

Fidelity Investments Code of Ethics for 2003

I refer to Fidelity's Code of Ethics dated January 2003 (the "Code"), a copy of which I have received, and acknowledge that the Code applies to me as a Fidelity Director and that this letter forms a part of the Code.

I declare that although I am an "interested person" (as defined by the attached appendix to this letter), I have elected to receive no daily reports with respect to any Fidelity fund and have further elected to have no access to any internal Fidelity information system (e.g., BONDVIEW; OVERVIEW; INVIEW, INVEST1, GAMBIT, EOMS, etc.).

Consequently I request you to confirm that I will be designated as a Non-Access Director under the provisions of the Code, and, accordingly, that I will be exempt from the requirements set out in Sections 3 to 8 of the Code. I understand that the general provisions of the Code shall continue to apply to me. If either of the declarations made above changes at any time I shall notify you immediately.

I understand that Fidelity may need, in the best interests of the fund or company of which I am a director, to impose conditions that are consistent with the provisions of the Code upon my personal account trading. I agree to comply with such conditions that are notified to me in writing from time to time.

Please confirm your understanding of the above by signing and returning to me the enclosed copy of this letter.

Yours faithfully

By: __________________________________ Date:

Name: (Please print)

Title: Director

I confirm that you shall be designated as a Non-Access Director under Fidelity's Code of Ethics, effective fifteen days from the date of this letter.

By: ___________________

Title: Head of Bermuda Office

Fidelity Code of Ethics - 2003

Appendix

"Interested Person" means, with respect to the investment adviser(s) for any Fund(s) for which that person is a Director:

(i) any person "affiliated" with such investment adviser(s) ("affiliated person" is defined below);

(ii) any member of the immediate family of any natural person who is an affiliated person of such investment adviser(s);

(iii) any person who knowingly has any direct or indirect beneficial interest in, or is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser, or by a controlling person of such investment adviser;

(iv) any person or partner or employee of any person who at any time since the beginning of the last 2 years completed fiscal years of such investment adviser has acted as legal counsel for such investment adviser; and

(v) any natural person whom Fidelity's Compliance Officer shall have determined to be an interested person by reason of having had, at the Compliance Officers sole discretion, a material business or professional relationship with such investment adviser.

"Affiliated Person" of another person means:

(i) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

(ii) any person, 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

(iii) any person directly or indirectly controlling, controlled by, or under common control with, such other person; and

(iv) any officer, director, partner, co-partner or employee of such other person.

"Person" means:

A natural person, corporation, partnership, joint-stock company, trust, fund, or any organised group of people whether incorporated or not.

Fidelity Code of Ethics - 2003

APPENDIX D

List of European Economic Area Countries.

  Austria
  Belgium
  Denmark
  Finland
  France
  Germany
  Greece
  Iceland *
  Ireland
  Italy
  Liechtenstein *
  Luxembourg
  Netherlands
  Norway *
  Portugal
  Spain
  Sweden
  United Kingdom

* These countries are not members of the European Union (EU). However, the European Economic Area Agreement granted nationals of these countries the same rights to enter, live and work in the United Kingdom as EU citizens.

Fidelity Code of Ethics - 2003

APPENDIX E

CONDITIONS FOR ISSUING SPECIAL APPROVALS FOR INVESTMENT IN INITIAL PUBLIC OFFERINGS

Special Approval Situation	Backup Needed from employee
IPO- Spouse's Employer Will only be considered if (a) spouse is current employee, and (b) shares have been put aside from the general offering for employees only
  Copy of the preliminary prospectus
  Proof of the spouse's employment[1]
  Date of proposed IPO- we need at least two working days to process the request
  Name of brokerage firm through which shares will be purchased
  Letter from manager of employee stating that he/she is aware that their employee will be participating and that there is not conflict between the employee's participation and their position at Fidelity

IPO-Bank Conversion Will only be considered if (a) the employee or spouse banks with the issuer, and (b) depository history is greater than one year
  Copy of the preliminary prospectus
  Proof of depository history with bank
  Date of proposed IPO- we need at least two working days to process the request
  Letter from manager stating that he/she is aware that their employee will be participating and that there is not conflict between the employee's participation and their position at Fidelity[2]

No pre-clearance is required. However, all employees must have obtained written special approval from Compliance before participating in the IPO.

Fidelity Code of Ethics - 2003

APPENDIX F

APPROVED BROKERS

Each of the following brokers has been approved by Fidelity's Compliance Department. You can obtain account opening forms directly from the broker. However, should you wish to open an account with Fidelity Brokerage Services Inc, these forms can be obtained from your Compliance contact.

The letter of authority sent with your application form will ensure that the broker knows that you are a Fidelity employee. This will mean that the broker, and not you, will be responsible for providing copies of trade confirmations and monthly statements to the Compliance Department.

United Kingdom
Charles Stanley	0800 028 1819
NatWest Stockbrokers Limited	0870 600 8020
Redmayne Bentley Stockbrokers	0113 200 6585
TD Waterhouse	0845 607 6001
Halifax Share Dealing Limited	0870 241 1114
Lloyds TSB Stockbrokers	0870 608 8600
Barclays Stockbrokers	0845 6099 0039
Fidelity Brokerage Services Inc.	Contact UK - Code of Ethics for details
Luxembourg
Banque de Luxembourg	General Account Inquiries: Charles Henschen:
(00 352) 49 924 2551 or Peggy Damgé
(00 352) 49 924 3726
Trading Inquiries: Charles Henschen or Peggy Damgé
Fidelity Brokerage Services Inc.	Contact UK - Code of Ethics for details
Germany
Comdirect Bank AG	Contact Mrs Sabine Münster: 49 4106 704 1309
Bank 24 AG	Contact Mr Kuhlmann: 49 228 6832 7481
Account Opening Procedures:	Please contact Compliance Dept Frankfurt for application form.
Fidelity Brokerage Services Inc.	Contact UK - Code of Ethics for details
Hong Kong / Australia / Korea /Taiwan
Fidelity Brokerage Services Inc.	(U.S. security transactions only)
Contact Hong Kong Compliance - Patricia Tin (8 777 2816)
or Doris Hung (8 777 2812)
UBS Warburg	(Australian security transactions only)
Contact Hong Kong Compliance - Patricia Tin (8 777 2816)
or Doris Hung (8 777 2812)
FIST	(Taiwan security transactions only)
Contact Taiwan Compliance (Jenny Lee)
Account Opening Procedures:	Employees in Hong Kong, Australia and Korea must first call
Patricia Tin (8 777 2816) before opening an account.
SICE Employees in Taiwan must contact Yumin Wu
(8 776 4354)
SITE Employees in Taiwan must contact Vivien Tseng (8 776 1541)
FIST Employees in Taiwan must contact Jenny Lee (8 776 4358)

Should you wish to open a brokerage account to trade in Hong Kong or Asian securities, please contact Patricia Tin (8 777 2816) or Doris Hung (8 777 2812).

Japan
Nomura Securities
(Institutional Sales dept of	Ms. Mayumi Hara
Head office)	3-3278-1025
Fax no: 3-3271-0947
Fidelity Brokerage Services Inc	Contact either Seigo Chikui (8 775 8923) or Yoko Konno (8 775 8926)
United States
Fidelity Brokerage Services, Inc.	1-800-544-8666 (if calling within the US)
1-801-534-1910 collect (if outside the US)
These are the Brokerage Account Assistance hotlines
Bermuda
First Bermuda Securities Limited	(441) 295-1330
Independent Financial Services	(441) 296-4442
Fidelity Brokerage Services, Inc.	Contact Bermuda Compliance (Jennifer Rand)
8 765 7351

Fidelity Code of Ethics - 2003

APPENDIX G

STATEMENT OF INSIDE INFORMATION POLICY

1. INTRODUCTION

1.1 It has long been Fidelity's policy that no employee should knowingly trade in securities on the basis of non-public price-sensitive information - "insider trading".

1.2 The restrictions and procedures set out in this Statement form part of the Code of Ethics and must be followed by all Fidelity employees.

2. WHAT IS "INSIDE INFORMATION"?

2.1 Inside Information is information which is:

  specific and precise; and
  relates to a security or an issue of security; and
  is not public; and
  if it were made public could have a material effect on the price of the security.

2.2 Examples of Inside Information would be:

  take-over or merger
  restructuring
  new appointments (e.g. new Chief Executive)
  debt or credit information
  business plans or projections
  new products
  new contracts

2.3 You must be careful and understand that Inside Information on one company can also be Inside Information on another company. For example, the news that Company A has won a contract may mean that Company B has lost it.

3. WHAT IS "INSIDER TRADING"

Fidelity Code of Ethics - 2003

3.1 Insider Trading happens when a person who has Inside Information:

  trades in securities which the information affects; or
  encourages someone else to trade in such securities, or
  gives the information to someone else except as set out in this Statement.

3.2 It does not matter if you trade in a share, a bond, an option or any other form of security. If the price can be affected by Inside Information then this is still Insider Trading.

3.3 Insider Trading is a criminal offence by an individual - not by Fidelity. It can lead to both an unlimited fine and imprisonment of up to 7 years or more in some countries. Many of our regulators also have powers to fine, suspend from duty and ban from the industry those who have been involved in Insider Trading. It will also lead to dismissal from Fidelity.

4. WHEN IS INFORMATION "PUBLIC"?

4.1 Information is only regarded as public if it:

  is published in accordance with the rules of the market on which the security is listed or quoted is in statutory records which are open to inspection
  can readily be obtained by those likely to trade in the security can be derived from information already made public

4.2. Therefore it is sensible to assume that any information you receive from a client is not public until it is published in a company announcement or press release.

4.3. If you are in any doubt, consult your local Compliance or Legal Department (see Appendix A).

5. EDUCATION AND TRAINING

5.1 Initial Review

All employees on joining will receive a copy of the Code of Ethics . In signing and returning the Annual Code of Ethics Acknowledgement Form they confirm that they understand that they must follow the Code.

5.2 Annual Review

Fidelity Code of Ethics - 2003

All Investment Professionals attend a mandatory annual education programme on the Code of Ethics.

5.3 Other

The need for any further training or education will be reviewed regularly, and further training may be offered.

6. THE PROCEDURE TO BE FOLLOWED

6.1 When you receive Inside Information (or what you think may be Inside Information)

  DO NOT TRADE for yourself or any Fidelity fund or account
  DO NOT TELL COLLEAGUES
  CONTACT the Legal or local Compliance Department IMMEDIATELY

If you are not sure if you have Inside Information you must still treat it as Inside Information until you get clearance from the Legal or local Compliance Department.

6.2 You must straightaway complete an Inside Information Notification Form (Form E). This must be sent to your local Compliance contact in a sealed envelope marked "Highly Confidential".

6.3 If you believe that there is a good reason to advise colleagues of the inside information you must first obtain the permission of your local Chief Investment Officer or Head of Research. Traders must never be given Inside Information.

6.4 When the information has been made public you must immediately advise the local Compliance Department.

NOTE: To avoid Insider Trading we will place certain controls within Fidelity's trading system which, together with this procedure, places a Chinese Wall around the Inside Information. If Compliance is not advised immediately that information has been made public then trading could be blocked when there is no need.

6.5 All transactions in securities where someone in Fidelity has Inside Information are reviewed - both personal trades, and trades for Fidelity funds and accounts. If we suspect that Insider Trading may have taken place, a special review of transactions will be done.

Fidelity Code of Ethics - 2003

APPENDIX H

CIRCUMSTANCES IN WHICH SPECIAL APPROVALS CAN BE OBTAINED FOR EXCEPTIONS TO THE CODE

You should note that even if your circumstances fall within one of the categories described below, you must still obtain prior approval from your local Compliance contact to engage in the activity. You should review the relevant Code provisions and talk to your local Compliance contact should you have any questions. You may seek approval by submitting the Approval Request form, which can be found online at http://codeofethics.bm.fid-intl.com/codeofethics/home.htm or through your local Compliance department.

Approved Broker (Section 7.2): You may maintain a personal or beneficially owned account at, or execute a transaction in reportable securities through, a non-FIL approved broker (i.e. an "External Account") if your situation falls within one of the circumstances described below, there are no overriding concerns regarding possible conflicts of interest and you have obtained prior written approval from your local Compliance department.

The External Account contains only reportable securities that may not be transferred to a FIL approved brokerage account. For example, reportable securities acquired by means of a non-public offering may be "restricted securities" that cannot be held in a FIL approved brokerage account.

The External Account contains only non-reportable securities that may not be transferred to a FIL approved brokerage account. For example, companies that offer mutual funds may require that the mutual fund shares be held in an External Account.

The External Account is maintained solely to take advantage of products or services not provided by the approved broker and for which the approved broker does not provide a similar alternative. For example, some third-party investment advisers that provide managed-account services require the managed account to be an External Account.

The External Account is a trust account and, under the terms of the document(s) creating the trust account, the account must be an External Account.

Fidelity Code of Ethics - 2003

The External Account is created in connection with an employee stock option plan ("ESOP") or an employee stock purchase plan ("ESPP") or similar arrangement, and the ESOP or ESPP requires that the subject stock or options to be held in an External Account.

Fidelity Code of Ethics - 2003

The External Account exists solely because your spouse's (or other person in whose affairs you are deemed to have a beneficial interest) employer has a similar written prohibition on employee external accounts.

The External Account is associated with the settlement of a deceased's estate for which you have been appointed executor, the External Account is not otherwise beneficially owned by you, and your involvement with the External Account will be temporary.

The External Account is maintained to avoid penalties on tax for citizens of a country in which there is currently no FIL approved broker.

Permission to open or maintain an External Account will not be granted or may be revoked if External Account transactions are not reported as described in Section 7.2 of this Code.

Please Note: If you are an employee in a region where there is currently no FIL approved broker, please contact your local compliance department to discuss trading arrangements.

Initial Public Offerings (Appendix E): You may participate in an IPO if your situation falls within one of the circumstances described below and you have obtained prior written approval from your local Compliance department.

The IPO securities are offered to you as a result of an existing equity or bond position in the company offering the securities.

The IPO securities are offered to you as a result of your prior position as an insurance policyholder of, or depositor of, a company converting from mutual to stock form.

The IPO securities are offered to your spouse as a result of your spouse's (or other person in whose affairs you are deemed to have a beneficial interest) employment by the company offering the securities.

The IPO securities are offered to you as a result of a conversion of an organisation where you maintain a customer account. It should be noted that in order to participate in the IPO, your customer history with that organisation must be greater than one year.

Fidelity Code of Ethics - 2003

Discretionary Authorization (Section 4.13): You may exercise discretion over a non-beneficially owned account if you meet the circumstances described below and you have obtained prior written approval from your local Compliance department.

A family member is the beneficial owner of the account, you are not the beneficial owner of the account, and you and the account owner agree to comply with all of the other provisions of this Code. Additional restrictions apply if you are employed by or registered with a Fidelity registered broker-dealer.

Pre-clearance (Section 7.3): You may request an exception to the pre-clearance requirement if you meet the circumstances described below and you have obtained prior written approval from your local Compliance department.

Your spouse receives shares as part of his/her remuneration and does not know the exact date the shares will be received.

You or your spouse wishes to sell shares/options received as part of your remuneration and the request to do so must be submitted in writing.

You wish to accept or participate in an offer (resulting from of a takeover, acquisition or merger) where the acceptance or request to participate has to be submitted in writing and there is no discretion as to the timing of the purchase.

You wish to enter into a monthly savings plan in respect of a closed-end fund managed by Fidelity and you have no discretion as to when the monthly subscription amounts are used to purchase shares.

Your local Compliance contact has repeatedly rejected your pre-clearance request to engage in a sale transaction and you can demonstrate the rejection is causing significant hardship.

Pre-clearance Valid Only for the Day on Which it is Granted (Section 7.3.4): You may request an exception to this requirement if you meet the circumstances described below and you have obtained prior written approval from your local Compliance department.

You wish to purchase/sell a security that is very illiquid resulting in you being unable to execute the trade on the same day pre-clearance approval is obtained.

Fidelity Code of Ethics - 2003

The purchase or sale has to be instructed by mail and you have no prior knowledge or control over the date of when the transaction will be undertaken.

Surrender of Short-Term Trading Profits (Section 6.5): You may not be required to surrender your short-term trading profits if you fall within the circumstance described below and you have obtained prior approval from your local Compliance department.

You are harvesting a tax loss but are blocked from selling due to a personal purchase within the most recent 60-day period, there has been no significant fund trading in the target security within the most recent 60-day period and the transaction would otherwise be approved based on the normal pre-clearance procedure.

For example, if you purchased 100 shares on January 1 at $20, purchased an additional 100 shares on July 1 for $10, and want to sell 100 shares on August 1 for $15, an exemption could be considered.

Fidelity Code of Ethics - 2003

APPENDIX I

THE FORMS

A. Annual Code of Ethics Acknowledgement

B. Quarterly Trade Verification

C. Outside Activities Disclosure

D. Private Placement Approval Request

E. Inside Information Notification

F. Gift Notification

G. Hospitality Notification

H. IPO Permission to Invest: Manager's Statement

I. Special Approval Request Form

Fidelity Code of Ethics - 2003

FORM A

  Form A must be completed by ALL EMPLOYEES

New Starters must return this form to HR within seven days of joining Fidelity

Existing Employees must return this form to Compliance by 28 JANUARY annually

* BOTH pages of the Form must be completed. Forms will not be accepted by Compliance without all required information.

  Some sections only need to be completed by SENIOR EXECUTIVES and INVESTMENT PROFESSIONALS (or any other personnel specifically notified by Compliance)

Forms should be returned as follows:

UK/India	France	Germany
The Compliance Officer Ethics Compliance Group Fidelity Investments Oakhill House 130 Tonbridge Road Hildenborough Kent TN11 9DZ Mail Zone: XH2	The Compliance Officer Ethics Compliance Group Fidelity Investissements SAS Washington Plaza 29 rue de Berri Paris 75008 Mail Zone: XF	The Compliance Officer Ethics Compliance Group Fidelity Investment Services GmbH 11th Floor, Eurohaus 24-26 Lyoner Strasse D-60528 Frankfurt, Germany Mail Zone: XG
Continental Europe	Hong Kong/Australia/Korea	Taiwan
The Compliance Officer Ethics Compliance Group Fidelity Investments 3rd Floor, Kansallis House Place de L'Etoile BP 2174 L-1021, Luxembourg Mail Zone: XX	The Compliance Officer Ethics Compliance Group Fidelity Investments 17th Floor One International Finance Centre 1 Harbour View Street, Central Hong Kong Mail Zone: XHK

The Compliance Officer

Ethics Compliance Group

Fidelity Investments (Taiwan) Limited ("SICE")

Taipei Metro, 10th Floor

207, Tun-Hwa S. Road

Sec 2, Taipei 106

Taiwan

Republic of China

Mail Zone: XW

The Compliance Officer

Ethics Compliance Group

Fidelity Investments Securities Investment Trust Co. Ltd ("SITE")

Taipei Metro, 15th Floor

207, Tun-Hwa S. Road

Sec 2, Taipei 106

Taiwan

Republic of China

Mail Zone: XW

Japan	Bermuda
The Compliance Officer Ethics Compliance Group Fidelity Investments Across Shinkawa Bldg, 10th Floor 1-8-8 Shinkawa Chuo-Ku, 104-0033 Tokyo, Japan Mail Zone: XJS	The Compliance Officer Ethics Compliance Group Fidelity Investments Pembroke Hall, 42 Crow Lane P O Box 670 Hamilton HM CX Bermuda Mail Zone: XB

Fidelity Code of Ethics - 2003

FORM A

ANNUAL CODE OF ETHICS ACKNOWLEDGEMENT - CODE OF ETHICS 2003

ALL EMPLOYEES - Must complete items 1 & 2 directly below

1. (Tick one box only)

* There are no brokerage accounts held in my name or in which I have a beneficial interest.

* Listed in Section A on the following page are all brokerage accounts in my name or in which I have a beneficial interest.

2. (Tick one box only)

* I have no outside interests which need to be disclosed under Annex 2 Section 3.1 of the Code.

* I have such an outside interest and attach a completed Form C. (http://docushare.fmr.com/dscgi/ds.py/Get/File26698/Appendix-H-C.doc)

SENIOR EXECUTIVES AND INVESTMENT PROFESSIONALS (AND ANY OTHER PERSONNEL SPECIFICALLY NOTIFIED BY COMPLIANCE) ONLY - Must complete items 3 & 4 directly below

3. (Tick one box only)

* I have no holdings of reportable securities.

* Listed in Section B on the following page are all Reportable Securities held by me ( or in which I have a beneficial interest) as at 31 December. For new employees the date must be within the last thirty days.

4. (Tick one box only)

* I have no external directorships.

* I have an external directorship and attach a completed Form C (link to Form C provided in item 2 above.)

DECLARATION (ALL EMPLOYEES)

  I acknowledge receipt of the above Code and understand that my personal securities transactions and my conduct are subject to it. I also understand that the Code applies to transactions in which I have a "beneficial interest". Please see Appendix B of the Code for what is a "beneficial interest".

(http://docushare.fmr.com/dscgi/ds.py/Get/File-26715/Appendix_B.doc).

  If I have been employed by Fidelity during the previous calendar year I confirm that to the best of my knowledge I have complied with the Code of Ethics during that period.
  I grant Fidelity the right to access at any time records relating to any brokerage accounts or Fidelity fund transactions in which I have a beneficial interest for the period of my employment with Fidelity.
  I acknowledge that all such account records may be reviewed by Fidelity staff authorised by the Compliance Officer.
  I acknowledge that information provided to Fidelity for the purposes of the Code will be held on and processed by computer and retained in hard copy. It may be disclosed to other Fidelity companies and this may be done electronically. Pre-clearance and other calls may be recorded. Such information will be treated as confidential.

Name (Please print in full) Signature

a

Corp ID (or start date if new employee) Office Location

Job Title Department

Date Internal Telephone Number

PLEASE COMPLETE BOTH PAGES OF THE FORM

Fidelity Code of Ethics - 2003

FORM A (cont)

ANNUAL CODE OF ETHICS ACKNOWLEDGEMENT - SUPPLEMENTARY INFORMATION

A. DETAILS OF BROKERAGE ACCOUNTS

  To be completed by ALL EMPLOYEES (all information is to be provided).
  If the account(s) disclosed are not held with a Fidelity Approved Broker, and you have not obtained the written permission from Compliance to maintain the account, you must complete and attach Form I and return to the Compliance Officer (http://docushare.fmr.com/dscgi/ds.py/Get/File-103346/Appendix_H-I.doc). The address of each Compliance department is listed on the front of Form A.

Please Note: You may not be granted approval in which case you will be asked to close the account.

Name on the Account (Please print)	Name and address of brokerage firm (Please print)	Account Number	Account Owner's relationship to Fidelity Employee (if beneficially owned account)

B. DETAILS OF HOLDINGS

  To be completed by SENIOR EXECUTIVES and INVESTMENT PROFESSIONALS only (or any other personnel specifically notified by Compliance)
  Only REPORTABLE SECURITIES need to be disclosed. For a definition of a reportable security, please refer to section 3 of the Code (http://docushare.fmr.com/dscgi/ds.py/Get/File-26679/Section_I-3.doc).
  Shares held in scrip or certificated form must also be disclosed below.
Security Name (Please print)	No of Shares	Purchase Price	Firm where Security is held (Please print)

NOTE: You may attach a statement from your broker if it contains a complete list of holdings.

Fidelity Code of Ethics - 2003

FORM B

QUARTERLY TRADE VERIFICATION - PART 1

For personal brokerage account activity disclosed during the period [...........................] to [................................]

Employee Name:	Employee Category
Location:
Date of Trade	Broker/Dealer Name	Broker A/c No.	Security Description	Shares/Units	Price	Buy/Sell

Please note that "NIL" returns are required

Name:	Signature:
Date:	Corp ID:
Ext No:

Fidelity Code of Ethics - 2003

QUARTERLY TRADE VERIFICATION - PART 2 (COMPLETE ONLY IF NECESSARY)

Disclosure of new brokerage accounts opened during the period [...........................] to [................................]

Employee Name:		Employee Category
Location:
Broker/Dealer Name	Account Number	Account Name	Date Opened

Please note that "NIL" returns are not required. DO NOT COMPLETE AND RETURN PAGE 2 IF YOU HAVE NOT OPENED A BROKERAGE ACCOUNT DURING THE QUARTER.

Name:	Signature:
Date:	Corp ID:
Ext No:

Fidelity Code of Ethics - 2003

FORM C

OUTSIDE ACTIVITY DISCLOSURE

We do not believe that you should participate in activities outside of your employment that conflict with your Fidelity responsibilities. We also discourage outside activities that may affect your normal work at Fidelity. If you engage in any outside activities or interests listed below, or any other activities outside of your employment with Fidelity then please complete this form and submit it to the Compliance Officer.

Involvement in clearly or potentially conflicting activities would cover such areas as:

* involvement in a business that supplies goods to Fidelity;

* the acceptance or holding of any position in a company, a partnership or membership of a committee (e.g. becoming a director, officer or trustee of an organisation or business);

* any activity which may involve remuneration being paid to you;

* any involvement in an outside business activity;

* any activity involving customers of Fidelity.

The above list is not exhaustive. If you are unsure if you need to disclose an outside interest ask Compliance.

1. Name and Nature of the Activity / Directorship:

2. Details of parties involved

3. Amount of time involved:

Evenings
Weekends
Other

4. If you are going to be paid more than US$5,000 pa (or equivalent) state how much you will receive

5. Will the activity involve:

If ´YES' give details
Fidelity customers	Yes / No

Fidelity suppliers	Yes / No

Fidelity employees	Yes / No

6. Was the activity taken up at Fidelity's request: YES NO

Fidelity Code of Ethics - 2003

Name (print):	Signature:
Date:	Corp ID:	a
Ext No:

--------------------------------------------------------------------------

For Fidelity use:

Approved by Manager:	Name:	Signature:	Date:
Approved by Compliance:	Name:	Signature:	Date:
Employee informed	Name:	Signature:	Date:
Copy passed to HR

Fidelity Code of Ethics - 2003

FORM D

PRIVATE PLACEMENT APPROVAL REQUEST

1.	Name of Company in which you are intending to invest?
2.	Is the investment arrangement organised as a U.S. "look		NO
	through" entity?		YES (Refer to Bermuda Compliance)
3.	Nature of investment (e.g. stocks, loan notes)
4.	Intended value of investment (in USD)
5.	If you will be trading through a broker, which broker?
6.	Does the company have publicly traded securities?		NO
YES (provide details)

7.	Do you believe the investment would be suitable for		NO
	Fidelity funds or accounts?		YES
WHY?

8.	How did you become aware of the placement?		Personal Contact
Investment publication
Internet
Other (please specify)

9.	If you became aware via a personal contact
what is his/her relationship to the company?
ø	if he/she is being retained by a firm in this role, which firm
	does this person or firm have a relationship with Fidelity or its clients of which you are aware?		NO	YES (provide details)

Name:		Signature:	Date:

----------------------------------------------------------------------------

Internal use only:

Approved	Denied	Department Head

	Name	Signature	Date
Approved	Denied	Compliance Dept

	Name	Signature	Date

Fidelity Code of Ethics - 2003

FORM E

(Europe)

MEMORANDUM

PRIVATE & CONFIDENTIAL

To:	Ian Jones - 8 727 4509
From:
Subject:	INSIDE INFORMATION NOTIFICATION
With reference to Fidelity's procedures concerning the regulation of insider trading, I hereby acknowledge that I have received inside information about the following company:
Company / Companies Involved:
Inside Information (briefly)*:

Date received:	Time:
How Inside Information was received (briefly):

Date information is likely to go public:
Other Fidelity personnel also present:

I acknowledge that as an insider, I am prohibited from trading in the shares of the above company on my own account or for a fund or private account, and from passing the information to anyone else without your approval.

A **	I do not consider that this information should be made available to any other Fidelity personnel

B **	I consider that this information should be made available to others.

Names(s)
Reason(s)

I therefore request approval to pass the information on to the above
Approval given by:
Date/time approval given:

Signed:	Date:
*	Please provide sufficient information to ensure that the date/time that the information becomes public may be determined
**	Please complete as appropriate

Fidelity Code of Ethics - 2003

FORM E

(Europe)

CONFIDENTIAL

Ian Jones

Compliance Department

Fidelity Investments

25 Cannon Street

London

EC4M 5TA Dated:________________

Dear Ian

Re: [ ] ("the Company")

I have received information which I believe to be price sensitive and non-public as it relates to the Company. I understand that the information provided to me may stop my trading, either individually or for an account managed by me, in the securities of the Company under relevant law*.

In connection with the information, I have agreed with you that I will not disclose in any manner this information to any other person within Fidelity other than as specifically identified on the attached Inside Information Notification.

I may discuss the information with others outside of Fidelity only if they have the same information.

Further, I will not participate in discussions or decisions relating to the Company or any trading in the affected securities, other than with those persons outside of Fidelity in possession of the same information or otherwise in accordance with the securities laws after consultation with counsel.

I understand that any such disclosure by me may result in restrictions on trading for various accounts advised by Fidelity or its affiliates, and in possible violations of the securities laws in certain countries. In particular I understand that I cannot use or refer to the information in preparing any research note in connection either with:

(a) the Company; or

(b) any other company whose securities which could be affected by the information.

Fidelity Code of Ethics - 2003

FORM E

I will only discuss such matters with legal counsel. I understand that I am not free to discuss the information or its receipt with the executive management of Fidelity (otherwise than as listed on the attached Inside Information Notification) unless specifically authorized by you.

Finally, I recognise that I should advise you confidentially verbally as soon as I know and immediately afterwards in writing when I consider that the "Chinese Wall" established by this letter is no longer necessary and I will make every effort so to do.

Yours sincerely

Signature
Print Name
Date:	Time:

By signing you confirm that you agree to be bound by the letter.

Encl. Inside Information Notification Form

Fidelity Code of Ethics - 2003

FORM E

(Japan)

MEMORANDUM

PRIVATE & CONFIDENTIAL

To:	Kenji Nishiyama - 8 775 9489, Philip Huxley - 8 775 9485 or Seigo Chikui - 8 775 8923
From:
Subject:	INSIDE INFORMATION NOTIFICATION
With reference to Fidelity's procedures concerning the regulation of insider trading, I hereby acknowledge that I have received inside information about the following company:
Company / Companies Involved:
Inside Information (briefly)*:

Date received:	Time:
How Inside Information was received (briefly):

Date information is likely to go public:
Other Fidelity personnel also present:

I acknowledge that as an insider, I am prohibited from trading in the shares of the above company on my own account or for a fund or private account, and from passing the information to anyone else without your approval.

A **	I do not consider that this information should be made available to any other Fidelity personnel

B **	I consider that this information should be made available to others.

Names(s)
Reason(s)

I therefore request approval to pass the information on to the above
Approval given by:
Date/time approval given:

Signed:	Date:
*	Please provide sufficient information to ensure that the date/time that the information becomes public may be determined
**	Please complete as appropriate

Fidelity Code of Ethics - 2003

FORM E

(Japan)

CONFIDENTIAL

Kenji Nishiyama / Philip Huxley / Seigo Chikui

Fidelity Investments Japan Limited

Shiroyama JT Mori Bldg - 10th Floor

3-1, Toranomon 4-chome, Minato-ku

Tokyo 105-6019

Japan Dated:________________

Dear Kenji / Philip / Seigo

Re: [ ] ("the Company")

I have received information which I believe to be price sensitive and non-public as it relates to the Company. I understand that the information provided to me may stop trading, either individually or for an account managed by me, in the securities of the Company under relevant law*.

In connection with the information, I have agreed with you that I will not disclose in any manner this information to any other person within Fidelity other than as specifically identified on the attached Inside Information Notification.

I may discuss the information with others outside of Fidelity only if they have the same information.

Further, I will not participate in discussions or decisions relating to the Company or any trading in the affected securities, other than with those persons outside of Fidelity in possession of the same information or otherwise in accordance with the securities laws after consultation with counsel.

I understand that any such disclosure by me may result in restrictions on trading for various accounts advised by Fidelity or its affiliates, and in possible violations of the securities laws in certain countries. In particular I understand that I cannot use or refer to the information in preparing any research note in connection either with:

(a) the Company; or

(b) any other company whose securities which could be affected by the information.

Fidelity Code of Ethics - 2003

FORM E

I will only discuss such matters with legal counsel. I understand that I am not free to discuss the information or its receipt with the executive management of Fidelity (otherwise than as listed on the attached Inside Information Notification) unless specifically authorized by you.

Finally, I recognise that I should advise you confidentially verbally as soon as I know and immediately afterwards in writing when I consider that the "Chinese Wall" established by this letter is no longer necessary and I will make every effort so to do.

Yours sincerely

Signature
Print Name
Date:	Time:

By signing you confirm that you agree to be bound by the letter.

Encl. Inside Information Notification Form

Fidelity Code of Ethics - 2003

FORM E

(Hong Kong)

(Taiwan)

(Australia)

(Korea)

MEMORANDUM

PRIVATE & CONFIDENTIAL

To:	Samantha Miller - 8 777 2862
From:
Subject:	INSIDE INFORMATION NOTIFICATION
With reference to Fidelity's procedures concerning the regulation of insider trading, I hereby acknowledge that I have received inside information about the following company:
Company / Companies Involved:
Inside Information (briefly)*:

Date received:	Time:
How Inside Information was received (briefly):

Date information is likely to go public:
Other Fidelity personnel also present:

I acknowledge that as an insider, I am prohibited from trading in the shares of the above company on my own account or for a fund or private account, and from passing the information to anyone else without your approval.

A **	I do not consider that this information should be made available to any other Fidelity personnel

B **	I consider that this information should be made available to others.

Names(s)
Reason(s)

I therefore request approval to pass the information on to the above
Approval given by:
Date/time approval given:

Signed:	Date:
*	Please provide sufficient information to ensure that the date/time that the information becomes public may be determined
**	Please complete as appropriate

Fidelity Code of Ethics - 2003

FORM E

(Hong Kong)

(Taiwan)

(Australia)

(Korea)

CONFIDENTIAL

Samantha Miller

Fidelity International Limited

17th Floor, One International Finance Centre

1 Harbour View Street

Central

Hong Kong Dated:________________

Dear Samantha

Re: [ ] ("the Company")

I have received information which I believe to be price sensitive and non-public as it relates to the Company. I understand that the information provided to me may stop my trading, either individually or for an account managed by me, in the securities of the Company under relevant law*.

In connection with the information, I have agreed with you that I will not disclose in any manner this information to any other person within Fidelity other than as specifically identified on the attached Inside Information Notification.

I may discuss the information with others outside of Fidelity only if they have the same information.

Further, I will not participate in discussions or decisions relating to the Company or any trading in the affected securities, other than with those persons outside of Fidelity in possession of the same information or otherwise in accordance with the securities laws after consultation with counsel.

I understand that any such disclosure by me may result in restrictions on trading for various accounts advised by Fidelity or its affiliates, and in possible violations of the securities laws in certain countries. In particular I understand that I cannot use or refer to the information in preparing any research note in connection either with:

(a) the Company; or

(b) any other company whose securities which could be affected by the information.

Fidelity Code of Ethics - 2003

FORM E

I will only discuss such matters with legal counsel. I understand that I am not free to discuss the information or its receipt with the executive management of Fidelity (otherwise than as listed on the attached Inside Information Notification) unless specifically authorized by you.

Finally, I recognise that I should advise you confidentially verbally as soon as I know and immediately afterwards in writing when I consider that the "Chinese Wall" established by this letter is no longer necessary and I will make every effort so to do.

Yours sincerely

Signature
Print Name
Date:	Time:

By signing you confirm that you agree to be bound by the letter.

Encl. Inside Information Notification Form

Fidelity Code of Ethics - 2003

FORM E

(Bermuda)

MEMORANDUM

PRIVATE & CONFIDENTIAL

To:	Jennifer Rand - 8 765 7351
From:
Subject:	INSIDE INFORMATION NOTIFICATION
With reference to Fidelity's procedures concerning the regulation of insider trading, I hereby acknowledge that I have received inside information about the following company:
Company / Companies Involved:
Inside Information (briefly)*:

Date received:	Time:
How Inside Information was received (briefly):

Date information is likely to go public:
Other Fidelity personnel also present:

I acknowledge that as an insider, I am prohibited from trading in the shares of the above company on my own account or for a fund or private account, and from passing the information to anyone else without your approval.

A **	I do not consider that this information should be made available to any other Fidelity personnel

B **	I consider that this information should be made available to others.

Names(s)
Reason(s)

I therefore request approval to pass the information on to the above
Approval given by:
Date/time approval given:

Signed:	Date:
*	Please provide sufficient information to ensure that the date/time that the information becomes public may be determined
**	Please complete as appropriate

Fidelity Code of Ethics - 2003

FORM E

(Bermuda)

CONFIDENTIAL

Jennifer Rand

Fidelity International Limited

Pembroke Hall, 42 Crow Lane

Pembroke, HM19

Bermuda Dated:________________

Dear Jennifer

Re: [ ] ("the Company")

I have received information which I believe to be price sensitive and non-public as it relates to the Company. I understand that the information provided to me may stop my trading, either individually or for an account managed by me, in the securities of the Company under relevant law*.

In connection with the information, I have agreed with you that I will not disclose in any manner this information to any other person within Fidelity other than as specifically identified on the attached Inside Information Notification.

I may discuss the information with others outside of Fidelity only if they have the same information.

Further, I will not participate in discussions or decisions relating to the Company or any trading in the affected securities, other than with those persons outside of Fidelity in possession of the same information or otherwise in accordance with the securities laws after consultation with counsel.

I understand that any such disclosure by me may result in restrictions on trading for various accounts advised by Fidelity or its affiliates, and in possible violations of the securities laws in certain countries. In particular I understand that I cannot use or refer to the information in preparing any research note in connection either with:

(a) the Company; or

(b) any other company whose securities which could be affected by the information.

Fidelity Code of Ethics - 2003

FORM E

I will only discuss such matters with legal counsel. I understand that I am not free to discuss the information or its receipt with the executive management of Fidelity (otherwise than as listed on the attached Inside Information Notification) unless specifically authorized by you.

Finally, I recognise that I should advise you confidentially verbally as soon as I know and immediately afterwards in writing when I consider that the "Chinese Wall" established by this letter is no longer necessary and I will make every effort so to do.

Yours sincerely

Signature
Print Name
Date:	Time:

By signing you confirm that you agree to be bound by the letter.

Encl. Inside Information Notification Form

Fidelity Code of Ethics - 2003

FORM F

GIFTS NOTIFICATION FORM

Employee Name	Department:

Description of Gift	Estimated Value
US Dollars or other currency

Please delete: Gift Received / Gift to be Made

Name of company and/or person providing/receiving gift

Nature of business relationship

Reason for gift

I confirm that I have read and understood Fidelity's Gifts Policy and that the above gift has been treated in accordance with that Policy.

Signature	Date

Fidelity Code of Ethics - 2003

FORM G

HOSPITALITY NOTIFICATION FORM

Employee Name	Department:

Description of Hospitality		Estimated Value
Date:	Location:		US Dollars or other Currency
Nature:		Will you be paying for transportation to/from the event?	YES	NO

Please delete: Hospitality Received / Hospitality Offered

Will host be attending	Yes	No
Name of company and/or person providing/receiving hospitality

Nature of business relationship

Reason for hospitality

I confirm that I have read and understood Fidelity's Hospitality Policy and that the above hospitality will comply with that Policy.

Signature:	Date:

FORM H

Fidelity Code of Ethics - 2003

CONDITIONS FOR ISSUING SPECIAL APPROVALS FOR INVESTMENT IN INITIAL PUBLIC OFFERINGS

MANAGER'S STATEMENT

Name of IPO
Employee details
Name
Department
Corp ID
Ext. number
Manager details
Name
Department
Ext. number
Manager's Statement

I can confirm that I am aware that the above employee in participating in the above IPO and that I do not believe there to be a conflict between their participation and their position and duties at Fidelity

Signed
Date

Fidelity Code of Ethics - 2003

FORM I

SPECIAL APPROVAL REQUEST FORM

In order for Compliance to review your special approval request you MUST complete the attached Special Approval Request form. This form, along with any supporting documentation, should be returned to your local Compliance contact.

All special approval requests provide that you MUST complete Sections A, B, C, and D of the attached form. All four sections must be complete. Forms will not be accepted without all required information.

REQUIRED DOCUMENTATION

If the reason for your request is listed below, you MUST complete all of the above sections as well as include the additional information listed. All supporting documentation should be attached to the form and returned to the Code of Ethics Compliance Officer.

1. Outside Brokerage Accounts

(a) If you (or someone with a beneficial interest) wishes to open/use an outside brokerage account (i.e. an account with a broker not on the list of Approved brokers) then you must complete Sections B, C and D on the following page.

(b) If you wish to trade futures or commodities in that account then we also need a letter from your manager stating that they are aware that you wish to maintain an external account for the purpose of transacting in futures and commodities, and that there is no conflict of interest between your position at Fidelity and you maintaining an account for this purpose.

(c) If the reason for an outside brokerage account is that someone with a beneficial interest must maintain that account because of his or her employer's rules, then we need:

  A copy of the external firm's in-house trading requirement.
  A letter from the external broker dealer's Compliance Department stating that the account may not be maintained at a Fidelity Approved Broker.

The name and phone number of the external firm's compliance contact.

(d) If that account is managed on a discretionary basis we need a copy of the management agreement.

(e) If you wish to maintain an existing outside brokerage account, you must attach, to this form, copies of statements on the account since date of hire or date on which the account became beneficially owned if not already provided. While your request is pending you will ensure that regular reporting is forwarded from the broker dealer to the appropriate Compliance department.

Fidelity Code of Ethics - 2003

SPECIAL APPROVAL REQUEST FORM

A. EMPLOYEE INFORMATION

NAME:	CORP ID:
MAILZONE:	TELEPHONE NO:

B. REASON FOR THE SPECIAL APPROVAL REQUEST (provide a detailed explanation)

C. DETAILS OF BROKERAGE ACCOUNTS (add more lines if necessary)

Name on the Account (Please print)	Name and Address of Brokerage Firm (Please print)	Account Number

D. DETAILS OF CURRENT HOLDINGS (add more lines if necessary)

Security Name (Please print)	No. of Shares	Purchase Price	Firm where Security is Held (Please print)

NOTE: You may attach a statement from your broker if it contains a complete list of holdings.

I certify to the best of my knowledge that the information provided is accurate and complete and I shall notify Compliance immediately if the information ceases to be accurate and complete.

Employee Signature: ______________________ Date: ________________________

YOUR REQUEST WILL NOT BE REVIEWED UNTIL ALL RELEVANT

DOCUMENTATION HAS BEEN FORWARDED TO COMPLIANCE.

1The following will be sufficient proof of employment :
(_)a copy of payslip or similar document
(_)a letter from the employer on letterhead confirming eligibility for an employee specific tranche
(_)a letter from the employer on letterhead confirming employment

2Use Form H

3The following will be sufficient proof of depository history
(_)a copy bank statement for the beginning and end of the period (employees may blank out transaction details)
(_)a letter from the bank

* Including but not limited to the anti-fraud provisions of the United States Securities Exchange Act of 1934 (Rule 10b-5), Hong Kong's Securities (Insider Dealing) Ordinance, Cap. 395, and the provisions of the Criminal Justice Act, 1993 in the United Kingdom.

* Including but not limited to the anti-fraud provisions of the United States Securities Exchange Act of 1934 (Rule 10b-5), Hong Kong's Securities (Insider Dealing) Ordinance, Cap. 395, and the provisions of the Criminal Justice Act, 1993 in the United Kingdom.

* Including but not limited to the anti-fraud provisions of the United States Securities Exchange Act of 1934 (Rule 10b-5), Hong Kong's Securities (Insider Dealing) Ordinance, Cap. 395, and the provisions of the Criminal Justice Act, 1993 in the United Kingdom.

* Including but not limited to the anti-fraud provisions of the United States Securities Exchange Act of 1934 (Rule 10b-5), Hong Kong's Securities (Insider Dealing) Ordinance, Cap. 395, and the provisions of the Criminal Justice Act, 1993 in the United Kingdom.